Exhibit 4.3

Execution Version

PRINCIPAL FINANCIAL GROUP, INC.

and

PRINCIPAL FINANCIAL SERVICES, INC.,
as guarantor

and

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A.,
as Trustee

JUNIOR SUBORDINATED INDENTURE

Dated as of

May 7, 2015

i

Section 607.	Compensation and Reimbursement	46
Section 608.	Disqualification; Conflicting Interests	46
Section 609.	Corporate Trustee Required; Eligibility	47
Section 610.	Resignation and Removal; Appointment of Successor	47
Section 611.	Acceptance of Appointment by Successor	49
Section 612.	Merger, Conversion, Consolidation or Succession to Business	50
Section 613.	Preferential Collection of Claims Against Company	50
Section 614.	Appointment of Authenticating Agent	50

ARTICLE SEVEN

HOLDERS’ LISTS AND REPORTS BY TRUSTEE AND COMPANY

Section 701.	Company to Furnish Trustee Names and Addresses of Holders	52
Section 702.	Preservation of Information, Communications to Holders	52
Section 703.	Reports by Trustee	53
Section 704.	Reports by Company	53

ARTICLE EIGHT

CONSOLIDATION, MERGER, CONVEYANCE, TRANSFER OR LEASE

Section 801.	Company May Consolidate, Etc., Only on Certain Terms	54
Section 802.	Successor Corporation Substituted	55

ARTICLE NINE

SUPPLEMENTAL INDENTURES

Section 901.	Supplemental Indentures Without Consent of Holders	56
Section 902.	Supplemental Indentures With Consent of Holders	58
Section 903.	Execution of Supplemental Indentures	59
Section 904.	Effect of Supplemental Indentures	59
Section 905.	Conformity with Trust Indenture Act	59
Section 906.	Reference in Securities to Supplemental Indentures	60

ARTICLE TEN

COVENANTS

Section 1001.	Payment of Principal, Premium and Interest	60
Section 1002.	Maintenance of Office or Agency	60
Section 1003.	Money for Securities Payments to Be Held in Trust	61
Section 1004.	Statement by Officers as to Default	62

Section 1005.	Waiver of Certain Covenants	62

ARTICLE ELEVEN

REDEMPTION OF SECURITIES

Section 1101.	Company’s Right of Redemption	62
Section 1102.	Applicability of Article	63
Section 1103.	Election to Redeem; Notice to Trustee	63
Section 1104.	Selection by Trustee of Securities to be Redeemed	63
Section 1105.	Notice of Redemption	64
Section 1106.	Deposit of Redemption Price	65
Section 1107.	Securities Payable on Redemption Date	65
Section 1108.	Securities Redeemed in Part	66

ARTICLE TWELVE

SUBORDINATION OF SECURITIES

Section 1201.	Securities Subordinate to Senior Indebtedness of the Company	66
Section 1202.	Payment Over of Proceeds Upon Dissolution, Etc.	66
Section 1203.	Prior Payment to Senior Indebtedness of the Company Upon Acceleration of Securities	68
Section 1204.	No Payment When Senior Indebtedness of the Company in Default	68
Section 1205.	Payment Permitted If No Default	69
Section 1206.	Subrogation to Rights of Holders of Senior Indebtedness of the Company	69
Section 1207.	Provisions Solely to Define Relative Rights	70
Section 1208.	Trustee to Effectuate Subordination	70
Section 1209.	No Waiver of Subordination Provisions	70
Section 1210.	Notice to Trustee	71
Section 1211.	Reliance on Judicial Order or Certificate of Liquidating Agent or Other Notices	71
Section 1212.	Trustee Not Fiduciary for Holders of Senior Indebtedness of the Company	72
Section 1213.	Rights of Trustee as Holder of Senior Indebtedness of the Company; Preservation of Trustee’s Rights	72
Section 1214.	Article Applicable to Paying Agents	72
Section 1215.	Certain Conversions or Exchanges Deemed Payment	72

ARTICLE THIRTEEN

SUBORDINATION OF SUBSIDIARY GUARANTEE

Section 1301.	Subsidiary Guarantee Subordinate to Senior Indebtedness of the Subsidiary Guarantor	73
Section 1302.	Payment Over of Proceeds Upon Dissolution, Etc.	73
Section 1303.	Prior Payment to Senior Indebtedness of the Subsidiary Guarantor Upon Acceleration of Securities	74
Section 1304.	No Payment When Senior Indebtedness of Subsidiary Guarantor in Default	75
Section 1305.	Payment Permitted If No Default	76
Section 1306.	Subrogation to Rights of Holders of Senior Indebtedness of the Subsidiary Guarantor	76
Section 1307.	Provisions Solely to Define Relative Rights	77
Section 1308.	Trustee to Effectuate Subordination	77
Section 1309.	No Waiver of Subordination Provisions	77
Section 1310.	Notice to Trustee	78
Section 1311.	Reliance on Judicial Order or Certificate of Liquidating Agent or Other Notices	78
Section 1312.	Trustee Not Fiduciary for Holders of Senior Indebtedness of the Subsidiary Guarantor	79
Section 1313.	Rights of Trustee as Holder of Senior Indebtedness of the Subsidiary Guarantor; Preservation of Trustee’s Rights	79
Section 1314.	Article Applicable to Paying Agents	79
Section 1315.	Certain Conversions or Exchanges Deemed Payment	79

ARTICLE FOURTEEN

DEFEASANCE AND COVENANT DEFEASANCE

Section 1401.	Company’s Option to Effect Defeasance or Covenant Defeasance	80
Section 1402.	Defeasance and Discharge	80
Section 1403.	Covenant Defeasance	81
Section 1404.	Conditions to Defeasance or Covenant Defeasance	81
Section 1405.	Deposited Money and Government Obligations to Be Held in Trust; Miscellaneous Provisions	83
Section 1406.	Reinstatement	83
Section 1407.	Qualifying Trustee	84

v

CERTAIN SECTIONS OF THIS INDENTURE RELATING TO SECTIONS 310 THROUGH 318, INCLUSIVE OF THE TRUST INDENTURE ACT OF 1939:

TRUST INDENTURE ACT SECTION	INDENTURE SECTION
SECTION 310(a)(1)	609, 610
(a)(2)	609
(a)(3)	NOT APPLICABLE
(a)(4)	NOT APPLICABLE
(a)(5)	609
(b)	608, 610
SECTION 311(a)	613
(b)	613
SECTION 312(a)	701, 702
(b)	702
(c)	702
SECTION 313(a)	703
(b)	703
(c)	703
(d)	703
SECTION 314(a)	704
(a)(4)	101, 1004
(b)	NOT APPLICABLE
(c)(1)	102
(c)(2)	102
(c)(3)	NOT APPLICABLE
(d)	NOT APPLICABLE
(e)	102
SECTION 315(a)	601
(b)	602
(c)	601
(d)	601
(e)	514
SECTION 316(a)	101
(a)(1)(a)	502, 512
(a)(1)(b)	513
(a)(2)	NOT APPLICABLE
(b)	508
(c)	104

TRUST INDENTURE ACT SECTION	INDENTURE SECTION
SECTION 317(a)(1)	503
(a)(2)	504
(b)	1003
SECTION 318(a)	107

NOTE:                                  This reconciliation and tie shall not, for any purpose, be deemed to be a part of the Indenture.

JUNIOR SUBORDINATED INDENTURE, dated as of May 7, 2015, among PRINCIPAL FINANCIAL GROUP, INC., a corporation duly organized and existing under the laws of the State of Delaware (herein called the “Company,” as such term is further defined herein), PRINCIPAL FINANCIAL SERVICES, INC., a corporation duly organized and existing under the laws of the State of Iowa, as guarantor (herein called the “Subsidiary Guarantor,” as such term is further defined herein), and THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., a national banking association incorporated and existing under the laws of the United States of America, as Trustee (herein called the “Trustee,” as such term is further defined herein).

RECITALS OF THE COMPANY AND THE SUBSIDIARY GUARANTOR

Each of the Company and the Subsidiary Guarantor has duly authorized the execution and delivery of this Indenture to provide for the issuance from time to time of the Company’s unsecured junior subordinated debt securities in one or more series (the “Securities”) of substantially the tenor hereinafter provided and, if applicable, the guarantee thereof by the Subsidiary Guarantor, on an unsecured junior subordinated basis, subject to the limitations hereinafter provided, and to provide the terms and conditions upon which the Securities are to be authenticated, issued and delivered; and all things necessary to make the Securities, when executed by the Company and authenticated and delivered hereunder and duly issued by the Company, the valid obligations of the Company, and, if applicable, any guarantee, the valid obligation of the Subsidiary Guarantor, and to make this Indenture a valid and legally binding agreement of the Company and, to the extent applicable, the Subsidiary Guarantor, in accordance with its terms, have been done.

NOW, THEREFORE, THIS INDENTURE WITNESSETH:

For and in consideration of the premises and the purchase of the Securities by the Holders thereof, it is mutually agreed, for the equal and proportionate benefit of all Holders of the Securities or of a series thereof, as follows:

ARTICLE ONE

DEFINITIONS AND OTHER PROVISIONS OF GENERAL APPLICATION

Section 101.                             Definitions.  For all purposes of this Indenture, except as otherwise expressly provided or unless the context otherwise requires:

(1)                                 the terms defined in this Article have the meanings assigned to them in this Article and include the plural as well as the singular;

(2)                                 all other terms used herein which are defined in the Trust Indenture Act, either directly or by reference therein, have the meanings assigned to them therein;

(3)                                 all accounting terms not otherwise defined herein have the meanings assigned to them in accordance with generally accepted accounting principles, and, except as otherwise herein expressly provided, the term “generally accepted accounting principles” with respect to any computation required or permitted hereunder shall mean such accounting principles as are generally accepted at the time of such computation; provided, that when two or more principles are so generally accepted, it shall mean that set of principles consistent with those in use by the Company;

(4)                                 unless the context otherwise requires, any reference to an “Article” or a “Section” refers to an Article or a Section, as the case may be, of this Indenture; and

(5)                                 the words “herein,” “hereinafter,” “hereof” and “hereunder” and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision.

“Act” when used with respect to any Holder has the meaning specified in Section 104.

“Additional Interest” means the interest, if any, that shall accrue on any interest on the Securities of any series that is in arrears or not paid during any Extension Period, which in either case shall accrue at the rate per annum specified or determined as specified in such Security.  Unless the context otherwise requires, references to “interest” in this Indenture shall be deemed to include references to “Additional Interest.”

“Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person.  For the purposes of this definition, “control” when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

“Applicable Law” has the meaning specified in Section 116.

“Authenticating Agent” means any Person authorized by the Trustee pursuant to Section 614 to act on behalf of the Trustee to authenticate Securities of one or more series.

“Board of Directors” means the board of directors of the Company or the Subsidiary Guarantor, as applicable, any duly authorized committee of that board or any officer of the Company or the Subsidiary Guarantor, as applicable, delegated the power of either the board of directors of the Company or the Subsidiary Guarantor, as applicable, or any duly authorized committee of that board.

“Board Resolution” means a copy of a resolution certified by the Secretary or an Assistant Secretary of the Company or the Subsidiary Guarantor, as applicable, to have been duly adopted by the Board of Directors, and to be in full force and effect on the date of such certification, and delivered to the Trustee.

“Business Day” means each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which (i) banking institutions in New York, New York or Des Moines, Iowa, (ii) the Corporate Trust Office or (iii) any Place of Payment are authorized or obligated by law or executive order to close.

“Commission” means the Securities and Exchange Commission, as from time to time constituted, created under the Exchange Act, or, if at any time after the execution of this instrument such Commission is not existing and performing the duties now assigned to it under the Trust Indenture Act, then the body performing such duties at such time.

“Company” means the Person named as the “Company” in the first paragraph of this instrument until a successor Person shall have become such pursuant to the applicable provisions of this Indenture, and thereafter “Company” shall mean such successor Person.

“Company Request” and “Company Order” mean, respectively, a written request or order signed in the name of the Company by (i) its Chairman, President, Chief Executive Officer, any Vice President or any other person duly authorized from time to time by the Company or its Board of Directors and (ii) its Treasurer, any Associate Treasurer, any Director, Corporate Treasury, its Controller, its Secretary, any Assistant Secretary or any other person duly authorized from time to time by the Company or its Board of Directors, and delivered to the Trustee or, with respect to Company Requests and Company Orders delivered pursuant to Sections 303, 304, 305 and 603, by any other employee of the Company named in an Officers’ Certificate delivered to the Trustee.

“Corporate Trust Office” means the office of the Trustee at which at any particular time its corporate trust business shall be principally administered, which office at the date hereof is located at 2 North LaSalle Street, Suite 1020, Chicago, Illinois 60602, Attention:  Corporate Trust Administration, or such other address as the Trustee may designate from time to time by notice to the Holders and the Company, or the principal corporate trust office of any successor Trustee (or such other address as such successor Trustee may designate from time to time by notice to the Holders and the Company).

“corporation” means a corporation, association, company, joint stock company or business trust.

“Covenant Defeasance” has the meaning specified in Section 1403.

“Defaulted Interest” has the meaning specified in Section 307.

“Defeasance” has the meaning specified in Section 1402.

“Depositary” means the clearing agency registered under the Exchange Act that is designated by the Company under Section 301 to act as depositary for any series of Securities with respect to such series (or any successor to such clearing agency).

“Dollar” means the currency of the United States of America as at the time of payment is legal tender for the payment of public and private debts.

“Event of Default,” unless otherwise specified with respect to Securities of a series pursuant to Section 301, has the meaning specified in Section 501.

“Exchange Act” means the Securities Exchange Act of 1934 and any statute successor thereto, in each case as amended from time to time.

“Expiration Date” has the meaning specified in Section 104.

“Extension Period” has the meaning specified in Section 311.

“Foreign Currency” means any currency issued by (1) the government of one or more countries other than the United States of America or (2) any recognized confederation or association of such governments that is reasonably acceptable to the Trustee.

“Global Security” means a Security that evidences all or part of a series of Securities issued to the Depositary or its nominee for such series, and registered in the name of such Depositary or its nominee and bearing the legend set forth in Section 202.

“Governmental Authority” means any Federal, state, local or foreign court or governmental agency, authority, instrumentality or regulatory body.

“Government Obligations” means, with respect to the Securities of any series, securities which are (i) direct obligations of the United States of America or (ii) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America the payment of which is unconditionally guaranteed by the United States of America and which, in either case, are full faith and credit obligations of the United States of America and are not callable or redeemable at the option of the issuer thereof and shall also include a depository receipt issued by a bank (as defined in Section 3(a)(2) of the Securities Act) as custodian with respect to any such Government Obligation held by such custodian for the account of the holder of such depository receipt; provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the Government Obligation or the specific payment of interest on or principal of the Government Obligation evidenced by such depository receipt.

“Holder” means a Person in whose name a Security is registered in the Security Register.

“Indebtedness” of any Person means the principal of (and premium, if any) and interest due on indebtedness of such Person, whether outstanding on the date of this Indenture or thereafter created, incurred or assumed, whether recourse is to all or a portion of the assets of such Person and whether or not contingent, which is (i) indebtedness for money borrowed, and (ii) any amendments, renewals, extensions, modifications and refundings of any such indebtedness.  For the purposes of this definition, “indebtedness for money borrowed” means (a) any obligation of, or any obligation guaranteed by, such Person for the repayment of borrowed money, whether or not evidenced by bonds, debentures, notes or other written instruments, (b) any obligation of, or any such obligation guaranteed by, such Person evidenced by bonds, debentures, notes or similar written instruments, including obligations assumed or incurred in connection with the acquisition of property, assets or businesses (provided, however, that the deferred purchase price of any property, assets or business shall not be considered Indebtedness if the purchase price thereof is payable in full within 90 days from the date on which such indebtedness was created), and (c) any obligations of such Person as lessee under leases required to be capitalized on the balance sheet of the lessee under generally accepted accounting principles.  Indebtedness does not include trade accounts payable or accrued liabilities arising in the ordinary course of business.

“Indenture” means this instrument as originally executed or as it may from time to time be supplemented or amended by one or more indentures supplemental hereto entered into pursuant to the applicable provisions hereof, and shall include the terms of each particular series of Securities established as contemplated by Section 301, including, for all purposes of this instrument and any such supplemental indenture, the provisions of the Trust Indenture Act that are deemed to be a part of and govern this instrument and any such supplemental indenture, respectively.

“Interest Payment Date” means as to each series of Securities the Stated Maturity of an installment of interest on such Securities.

“Interest Rate” means the rate of interest specified or determined as specified in each Security as being the rate of interest payable on such Security.

“Investment Company Act” means the Investment Company Act of 1940 and any statute successor thereto, in each case as amended from time to time.

“Junior Subordinated Payment” has the meaning specified in Section 1202.

“Lien” means any mortgage, pledge, lien, security interest or other encumbrance.

“Maturity” when used with respect to any Security, means the date on which the principal of such Security or an installment of principal becomes due and payable as provided in the Securities or herein provided, whether at the Stated Maturity or by declaration of acceleration, call for redemption or otherwise.

“Officers’ Certificate” means a certificate signed by (i) the Chairman, President, Chief Executive Officer or any Vice President, and (ii) the Treasurer, any Associate Treasurer, any Assistant Treasurer, the Controller, the Secretary or any Assistant Secretary, of the Company or the Subsidiary Guarantor, as applicable, and delivered to the Trustee.  One of the officers signing an Officers’ Certificate given pursuant to Section 1004 shall be the principal executive, financial or accounting officer of the Company or the Subsidiary Guarantor, as applicable.

“Opinion of Counsel” means a written opinion of counsel, who may be counsel for (and an employee of) the Company or the Subsidiary Guarantor, as applicable.

“Original Issue Date” means the date of issuance specified as such in each Security.

“Original Issue Discount Security” means any security which provides for an amount less than the principal amount thereof to be due and payable upon a declaration of acceleration of the Maturity thereof pursuant to Section 502.

“Outstanding” when used with respect to Securities, means, as of the date of determination, all Securities theretofore authenticated and delivered under this Indenture, except:

(i)                                     Securities theretofore cancelled by the Trustee or delivered to the Trustee for cancellation;

(ii)                                  Securities for whose payment or redemption money in the necessary amount has been theretofore deposited with the Trustee or any Paying Agent (other than the Company) in trust or set aside and segregated in trust by the Company (if the Company shall act as its own Paying Agent) for the Holders of such Securities; provided that, if such Securities are to be redeemed, notice of such redemption has been duly given pursuant to this Indenture or provision therefor satisfactory to the Trustee has been made; and

(iii)                               Securities which have been paid pursuant to Section 306 or in exchange for or in lieu of which other Securities have been authenticated and delivered pursuant to this Indenture, other than any such Securities in respect of which there shall have been presented to the Trustee proof satisfactory to it that such Securities are held by Holders in whose hands such Securities are valid, binding and legal obligations of the Company;

provided, however, that in determining whether the Holders of the requisite principal amount of the Outstanding Securities have given, made or taken any request, demand, authorization, direction, notice, consent, waiver or other action hereunder as of any date, (A) the principal amount of an Original Issue Discount Security which shall be deemed to be Outstanding shall be the amount of the principal thereof which would be due and payable as of such date upon acceleration of the Maturity thereof to such date pursuant to Section 502, (B) if, as of such date, the principal amount payable at the Stated Maturity of a Security is not determinable, the principal amount of such Security which shall be deemed to be Outstanding shall be the amount as specified or determined as contemplated by Section 301, (C) the principal amount of a Security denominated in one or more foreign currencies or currency units shall be the U.S. dollar equivalent of the principal amount, determined in the manner provided as contemplated by Section 301 on the date of original issuance of such Security (or, in the case of a Security described in clause (A) or (B) above, the principal amount determined pursuant to such clause) of such Security and (D) Securities beneficially owned by the Company or any other obligor upon the Securities or any Affiliate of the Company or of such other obligor shall be disregarded and deemed not to be Outstanding, except that, in determining whether the Trustee shall be protected in conclusively relying upon any such request, demand, authorization, direction, notice, consent, waiver or other action, only Securities which a Responsible Officer of the Trustee knows to be so owned shall be so disregarded.  Securities so owned which have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the satisfaction of the Trustee the pledgee’s right so to act with respect to such Securities and that the pledgee is not the Company or any other obligor upon the Securities or any Affiliate of the Company or of such other obligor.

“Paying Agent” means the Trustee or any other Person authorized by the Company to pay the principal of or any premium or interest on any Securities on behalf of the Company.

“Person” means any individual, corporation, partnership, joint venture, limited liability company, trust, unincorporated organization or government or any agency or political subdivision thereof.

“Place of Payment” means, with respect to the Securities of any series, the place or places where the principal of (and premium, if any) and interest on the Securities of such series are payable as specified as contemplated by Section 301 or Section 311.

“Predecessor Security” of any particular Security means every previous Security evidencing all or a portion of the same debt as that evidenced by such particular Security; and, for the purposes of this definition, any Security authenticated and delivered under Section 306 in exchange for or in lieu of a mutilated, destroyed, lost or stolen Security shall be deemed to evidence the same debt as the mutilated, destroyed, lost or stolen Security.

“Proceeding” has the meaning specified in Section 1202.

“Redemption Date” when used with respect to any Security to be redeemed, means the date fixed for such redemption by or pursuant to this Indenture.

“Redemption Price” when used with respect to any Security to be redeemed, means the price at which it is to be redeemed pursuant to this Indenture.

“Regular Record Date” for the interest payable on any Interest Payment Date on the Securities of a series means, unless otherwise provided pursuant to Section 301 with respect to Securities of a series, the date which is fifteen days next preceding such Interest Payment Date (whether or not a Business Day).

“Responsible Officer” shall mean any officer within the corporate trust department of the Trustee, including any vice president, assistant vice president, assistant secretary, assistant treasurer, trust officer or any other officer of the Trustee who customarily performs functions similar to those performed by the Persons who at the time shall be such officers, respectively, or to whom any corporate trust matter is referred because of such person’s knowledge of and familiarity with the particular subject and who shall have direct responsibility for the administration of this Indenture.

“Securities” or “Security” means any debt securities or debt security, as the case may be, authenticated and delivered under this Indenture.

“Securities Act” means the Securities Act of 1933 and any statute successor thereto, in each case as amended from time to time.

“Security Register” and “Security Registrar” have the respective meanings specified in Section 305.

“Senior Indebtedness” means the principal of (and premium, if any) and interest, if any (including interest accruing on or after the filing of any petition in bankruptcy or for reorganization relating to the Company or the Subsidiary Guarantor, as applicable, whether or not such claim for post-petition interest is allowed in such proceeding), on Indebtedness (of the Company or the Subsidiary Guarantor, as applicable), whether incurred on or prior to the date of this Indenture or thereafter incurred, unless, in the instrument creating or evidencing the same or pursuant to which the same is outstanding or pursuant to the terms established pursuant to Section 301 hereof, it is provided that such obligations are not superior in right of payment to the Securities or the Subsidiary Guarantee, as applicable, or to other Indebtedness which is pari passu with, or junior or otherwise subordinated to, the Securities or the Subsidiary Guarantee, as applicable.

“Special Record Date” for the payment of any Defaulted Interest means a date fixed by the Trustee pursuant to Section 307.

“Stated Maturity” when used with respect to any Security or any installment of principal thereof or interest thereon, means the date specified in such Security as the fixed date on which the principal of such Security or such installment of principal or interest is due and payable and, in the case of such principal or installment of principal or interest, as such date may be extended or shortened as provided pursuant to the terms of such Security.

“Subsidiary” means a corporation, partnership or other entity of which, at the time of determination, more than 50% of the outstanding voting stock or equivalent interest is owned, directly or indirectly, by the Company or by one or more other Subsidiaries, or by the Company and one or more other Subsidiaries.  For the purposes of this definition, “voting stock” means stock which ordinarily has voting power for the election of directors, whether at all times or only so long as no senior class of stock has such voting power by reason of any contingency.

“Subsidiary Guarantee” or “Guarantee” when used with respect to the Securities of or within any series, means a guarantee by the Subsidiary Guarantor, on an unsecured junior subordinated basis, of the obligations of the Company under the Securities, which guarantee may be included in an indenture or indentures supplemental hereto or in a separate agreement pursuant to such indenture supplemental hereto; provided, however, that the Subsidiary Guarantor may guarantee, on an unsecured junior subordinated basis, only obligations of the Company under non-convertible Securities.

“Subsidiary Guarantor” or “Guarantor” means the Person named as the “Subsidiary Guarantor” in the first paragraph of this instrument and its successors and assigns.

“Trustee” means the Person named as the “Trustee” in the first paragraph of this instrument until a successor Trustee shall have become such pursuant to the applicable provisions of this Indenture, and thereafter “Trustee” shall mean or include each Person who is then a Trustee hereunder and, if at any time there is more than one such Person, “Trustee” as used with respect to the Securities of any series shall mean the Trustee with respect to the Securities of that series.

“Trust Indenture Act” means the Trust Indenture Act of 1939 as in force at the date as of which this instrument was executed; provided, however, that in the event the

Trust Indenture Act of 1939 is amended after such date, “Trust Indenture Act” means, to the extent required by any such amendment, the Trust Indenture Act of 1939 as so amended.

“Vice President” when used with respect to the Company or the Trustee, means any officer with a title of “Vice President”, “Senior Vice President” or “Executive Vice President”.

Section 102.                             Compliance Certificates and Opinions.  Upon any application or request by the Company or the Subsidiary Guarantor to the Trustee to take any action under any provision of this Indenture, the Company or the Subsidiary Guarantor, as the case may be, shall furnish to the Trustee such certificates and opinions as may be required under the Trust Indenture Act.  Each such certificate or opinion shall be given in the form of an Officers’ Certificate, if to be given by an officer of the Company or the Subsidiary Guarantor, as the case may be, or an Opinion of Counsel, if to be given by counsel, and shall comply with the requirements of the Trust Indenture Act and any other requirements set forth in this Indenture.  In the case of an application or request as to which the furnishing of such documents is specifically required by any provision of this Indenture relating to such particular application or request, no additional certificate or opinion need be furnished.

Every certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture (other than the certificates provided pursuant to Section 1004) shall include:

(1)                                 a statement that each individual signing such certificate or opinion has read such covenant or condition and the definitions herein relating thereto;

(2)                                 a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

(3)                                 a statement that, in the opinion of each such individual, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

(4)                                 a statement as to whether, in the opinion of each such individual, such condition or covenant has been complied with.

Section 103.                             Form of Documents Delivered to Trustee.  In any case where several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion with respect to some matters and one or more other such Persons as to other matters, and any such Person may certify or give an opinion as to such matters in one or several documents.

Any certificate or opinion of an officer of the Company may be based, insofar as it relates to legal matters, upon a certificate or opinion of, or representations by, counsel, unless such officer knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to the matters upon which his certificate or opinion is based are erroneous.  Any such certificate or opinion of counsel may be based, insofar as it relates to factual matters, upon a certificate or opinion of, or representations by, an officer or officers, or other management employee of the Company or any Subsidiary stating that the information with respect to such factual matters is in the possession of the Company or such Subsidiary, unless such counsel knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to such matters are erroneous.

Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Indenture, they may, but need not, be consolidated and form one instrument.

Section 104.                             Acts of Holders; Record Dates.

(a)                                 Any request, demand, authorization, direction, notice, consent, waiver or other action provided or permitted by this Indenture to be given, made or taken by Holders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by an agent duly appointed in writing; and, except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments is or are delivered to the Trustee and, where it is hereby expressly required, to the Company and the Subsidiary Guarantor.  Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the “Act” of the Holders signing such instrument or instruments.  Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Indenture and (subject to Section 601) conclusive and may be relied upon by the Trustee, the Company, the Subsidiary Guarantor and any agent of the Trustee, the Company or the Subsidiary Guarantor, if made in the manner provided in this Section.

(b)                                 The fact and date of the execution by any Person of any such instrument or writing may be proved by the affidavit of a witness of such execution or by a certificate of any notary public or other officer authorized by law to take acknowledgments of deeds, certifying that the individual signing such instrument or writing acknowledged to him the execution thereof.  Where such execution is by a Person acting in a capacity other than his individual capacity, such certificate or affidavit shall also constitute sufficient proof of his authority.

(c)                                  The fact and date of the execution by any Person of any such instrument or writing, or the authority of the Person executing the same, may also be proved in any other manner which the Trustee deems sufficient and in accordance with such reasonable rules as the Trustee may determine.

(d)                                 The ownership of Securities shall be proved by the Security Register.

(e)                                  Any request, demand, authorization, direction, notice, consent, waiver or other action by the Holder of any Security shall bind every future Holder of the same Security and the Holder of every Security issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof in respect of anything done, omitted or suffered to be done by the Trustee, the Company or the Subsidiary Guarantor in reliance thereon, whether or not notation of such action is made upon such Security.

(f)                                   The Company may, but shall not be obligated to, set any day as a record date for the purpose of determining the Holders of Outstanding Securities entitled to give, make or take any request, demand, authorization, direction, notice, consent, waiver or other action provided or permitted by this Indenture to be given, made or taken by Holders of Securities, provided that the Company may not set a record date for, and the provisions of this paragraph shall not apply with respect to, the giving or making of any notice, declaration, request or direction referred to in the next paragraph.  If any record date is set pursuant to this paragraph, the Holders of Outstanding Securities on such record date, and no other Holders, shall be entitled to take the relevant action, whether or not such Holders remain Holders after such record date; provided that no such action shall be effective hereunder unless taken on or prior to the applicable Expiration Date (as defined below) by Holders of the requisite principal amount of Outstanding Securities on such record date.  Nothing in this paragraph shall be construed to prevent the Company from setting a new record date for any action for which a record date has previously been set pursuant to this paragraph (whereupon the record date previously set shall automatically and with no action by any Person be cancelled and of no effect), and nothing in this paragraph shall be construed to render ineffective any action taken by Holders of the requisite principal amount of Outstanding Securities on the date such action is taken.  Promptly after any record date is set pursuant to this paragraph, the Company, at its own expense, shall cause notice of such record date, the proposed action by Holders and the applicable Expiration Date to be given to the Trustee in writing and to each Holder of Securities in the manner set forth in Section 106.

The Trustee may set any day as a record date for the purpose of determining the Holders of Outstanding Securities entitled to join in the giving or making of (i) any declaration of acceleration, or any rescission or annulment of any such declaration, referred to in Section 502, (ii) any request to institute proceedings referred to in Section 507(2) or (iii) any direction referred to in Section 503 or Section 512.  If any record date is set pursuant to this paragraph, the Holders of Outstanding Securities on such record date, and no other Holders, shall be entitled to join in such notice, declaration, request or direction, whether or not such Holders remain Holders after such record date; provided that no such action shall be effective hereunder unless taken on or prior to the applicable Expiration Date by Holders of the requisite principal amount of Outstanding Securities on such record date.  Nothing in this paragraph shall be construed to prevent the Trustee from setting a new record date for any action for which a record date has previously been set pursuant to this paragraph (whereupon the record date previously set shall automatically and with no action by any Person be cancelled and of no effect), and nothing in this paragraph shall be construed to render ineffective any action taken by Holders of the requisite principal amount of Outstanding Securities on the date such action is taken.  Promptly after any record date is set pursuant to this paragraph, the Trustee, at the Company’s expense, shall cause notice of such record date, the proposed action by Holders and the applicable Expiration Date to be given to the Company in writing and to each Holder of Securities in the manner set forth in Section 106.

With respect to any record date set pursuant to this Section, the party hereto which sets such record dates may designate any day as the “Expiration Date” and from time to time may change the Expiration Date to any earlier or later day; provided that no such change shall be effective unless notice of the proposed new Expiration Date is given to the other party hereto in writing, and to each Holder of Securities in the manner set forth in Section 106, on or prior to the existing Expiration Date.  If an Expiration Date is not designated with respect to any record date set pursuant to this Section, the party hereto which set such record date shall be deemed to have initially designated the 180th day after such record date as the Expiration Date with respect thereto, subject to its right to change the Expiration Date as provided in this paragraph.  Notwithstanding the foregoing, no Expiration Date shall be later than the 180th day after the applicable record date.

Without limiting the foregoing, a Holder entitled hereunder to take any action hereunder with regard to any particular Security may do so with regard to all or any part of the principal amount of such Security or by one or more duly appointed agents each of which may do so pursuant to such appointment with regard to all or any part of such principal amount.

The provisions of this Section 104 regarding record date procedures are subject in their entirety to the record date procedures set forth in Sections 502 and 512.

Section 105.                             Notices, Etc., to Trustee, Company and Subsidiary Guarantor.  Any request, demand, authorization, direction, notice, consent, waiver or Act of Holders or other document provided or permitted by this Indenture to be made upon, given or furnished to, or filed with:

(1)                                 the Trustee by any Holder or by the Company or by the Subsidiary Guarantor shall be sufficient for every purpose hereunder if made, given, furnished or filed to or with the Trustee in writing at its Corporate Trust Office,

(2)                                 the Company by the Trustee or by any Holder shall be sufficient for every purpose hereunder (unless otherwise herein expressly provided) if in writing and mailed, first-class, postage prepaid, to the Company addressed to it at the address of its principal office specified in the first paragraph of this instrument or at any other address previously furnished in writing to the Trustee by the Company, Attention:  General Counsel, or

(3)                                 the Subsidiary Guarantor by the Trustee or by any Holder shall be sufficient for every purpose hereunder (unless otherwise herein expressly provided) if in writing and mailed, first-class, postage prepaid, to the Subsidiary Guarantor addressed to it at the address of its principal office specified in the first paragraph of this instrument or at any other address previously furnished in writing to the Trustee by the Subsidiary Guarantor, Attention:  General Counsel.

None of the Company, the Subsidiary Guarantor and the Trustee shall be deemed to have received any such request, demand, authorization, direction, notice, consent, waiver or Act of Holders unless given, furnished or filed as provided in this Section 105.

Section 106.                             Notice to Holders; Waiver.  Where this Indenture provides for notice to Holders of any event, such notice shall be sufficiently given (unless otherwise herein expressly provided) if in writing and mailed, first-class postage prepaid, to each Holder affected by such event, at the address of such Holder as it appears in the Security Register, not later than the latest date (if any), and not earlier than the earliest date (if any), prescribed for the giving of such notice.  In any case where notice to Holders is given by mail, neither the failure to mail such notice, nor any defect in any notice so mailed, to any particular Holder shall affect the sufficiency of such notice with respect to other Holders.  Where this Indenture provides for notice in any manner, such notice may be waived in writing by the Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice.  Waivers of notice by Holders shall be filed with the Trustee, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver.

In case by reason of the suspension of regular mail service or by reason of any other cause it shall be impracticable to give such notice by mail, then such notification as shall be made with the written approval of the Trustee shall constitute a sufficient notification for every purpose hereunder.

Section 107.                             Conflict With Trust Indenture Act.  If any provision hereof limits, qualifies or conflicts with a provision of the Trust Indenture Act which is required under such Act to be a part of and govern this Indenture, the latter provision shall control.  If any provision of this Indenture modifies or excludes any provision of the Trust Indenture Act which may be so modified or excluded, the latter provision shall be deemed to apply to this Indenture as so modified or to be excluded, as the case may be.

Section 108.                             Effect of Headings and Table of Contents.  The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

Section 109.                             Successors and Assigns.  All covenants and agreements in this Indenture by the Company or the Subsidiary Guarantor shall bind their respective successors and assigns, whether so expressed or not.

Section 110.                             Separability Clause.  In case any provision in this Indenture or in the Securities shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 111.                             Benefits of Indenture.  Nothing in this Indenture or in the Securities, express or implied, shall give to any Person, other than the parties hereto, any Paying Agent and their successors and assigns and the Holders, any benefit or any legal or equitable right, remedy or claim under this Indenture.

Section 112.                             Governing Law; Waiver of Jury Trial.  This Indenture and the Securities shall be governed by and construed in accordance with the laws of the State of New York.

EACH OF THE COMPANY AND THE TRUSTEE HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THE INDENTURE, THE SECURITIES OR THE TRANSACTION CONTEMPLATED HEREBY OR THEREBY.

Section 113.                             Legal Holidays.  In any case where any Interest Payment Date, Redemption Date, Maturity or Stated Maturity of any Security shall not be a Business Day, then (notwithstanding any other provision of this Indenture or of the Securities (other than a provision of any Security which specifically states that such provision shall apply in lieu of this Section)) payment of interest or principal (and premium, if any) need not be made on such date, but may be made on the next succeeding Business Day with the same force and effect as if made on the Interest Payment Date or Redemption Date, or at the Maturity or Stated Maturity, and no interest shall accrue for the period from and after such Interest Payment Date, Redemption Date, Maturity or Stated Maturity, as the case may be, if such payment is made or duly provided for on the next succeeding Business Day, except that, if such Business Day is in the next succeeding calendar year, such payment shall be made on the immediately preceding Business Day.

Section 114.                             Computations.  Unless otherwise specifically provided, the certificate or opinion of any independent firm of public accountants of recognized standing selected by the Board of Directors shall be conclusive evidence of the correctness of any computation made under the provisions of this Indenture.  The Company shall furnish to the Trustee upon its request a copy of any such certificate or opinion.

Section 115.                             Force Majeure.  In no event shall the Trustee be responsible or liable for any failure or delay in the performance of its obligations hereunder arising out of or caused by, directly or indirectly, forces beyond its control, including, without limitation, strikes, work stoppages, accidents, acts of war or terrorism, civil or military disturbances, nuclear or natural catastrophes or acts of God, and interruptions, loss or malfunctions of utilities, communications or computer (software and hardware) services; it being understood that the Trustee shall use reasonable efforts which are consistent with accepted practices in the banking industry to resume performance as soon as practicable under the circumstances.

Section 116.                             Tax Matters.  In order to assist the Trustee with its compliance with Sections 1471 through 1474 of the U.S. Internal Revenue Code and the rules and regulations thereunder (as in effect from time to time, collectively, the “Applicable Law”), resulting from the Company’s issuance of the Securities, the Company agrees (i) for so long as Securities of any series are represented by definitive Securities other than a Global Security registered in the name of a Depositary, to use commercially reasonable efforts to provide to the Trustee information, upon the Trustee’s reasonable request, which information is in the possession of the Company in the ordinary course of business, and relates to such definitive Securities, for the purpose of assisting the Trustee in determining whether it has tax related obligations under Applicable Law and (ii) that the Trustee shall be entitled to make any withholding or deduction from payments under the Indenture to the extent necessary to comply with Applicable Law. Nothing in the immediately preceding sentence shall be construed as obligating the Trustee, the Company or the Guarantor to make any “gross up” payment or similar reimbursement in connection with a payment in respect of which amounts are so withheld or deducted.

ARTICLE TWO

SECURITY FORMS

Section 201.                             Forms Generally.  The Securities of each series shall be substantially in the form or forms as shall be established by or pursuant to a Board Resolution or in one or more indentures supplemental hereto, in each case with such appropriate provisions as are required or permitted by this Indenture, and may have such letters, numbers or other marks of identification and such legends or endorsements placed thereon as may be required to comply with applicable tax laws or the rules of any securities exchange or Depositary therefor or as may, consistently herewith, be determined by the officers executing such Securities, as evidenced by their execution thereof.  If the form of Securities of any series is established by action taken pursuant to a Board Resolution, a copy of an appropriate record of such action shall be certified by the

Secretary or an Assistant Secretary of the Company and delivered to the Trustee at or prior to the delivery of the Company Order contemplated by Section 303 with respect to the authentication and delivery of such Securities.

The Trustee’s certificate of authentication shall be substantially in the form set forth in this Article.

The definitive Securities shall be printed, typewritten or produced in any other manner permitted by the rules of any securities exchange on which the Securities may be listed, all as determined by the officers executing such Securities, as evidenced by their execution of such Securities.

The Securities of each series will initially be issued in the form of one or more Global Securities.  Each such Global Security shall represent such of the Outstanding Securities of such series as shall be specified therein and each shall provide that it shall represent the aggregate amount of Outstanding Securities of such series from time to time endorsed thereon and that the aggregate amounts of Outstanding Securities of such series represented thereby may from time to time be reduced or increased, as appropriate.  The Global Security or Securities evidencing the Securities of a series (and all Securities issued in exchange therefor) shall bear the legend indicated in Section 202.

Section 202.                             Form of Legend for Global Securities.  Every Global Security authenticated and delivered hereunder shall, in addition to the provisions contained in Exhibit A, bear a legend in substantially the following form:

UNLESS THIS SECURITY IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY SECURITY ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF DTC OR A NOMINEE THEREOF.  THIS SECURITY MAY NOT BE EXCHANGED IN WHOLE OR IN PART FOR A SECURITY REGISTERED, AND NO TRANSFER OF THIS SECURITY IN WHOLE OR IN PART MAY BE REGISTERED, IN THE NAME OF ANY

PERSON OTHER THAN DTC OR SUCH NOMINEE, EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE.

Section 203.                             Form of Trustee’s Certificate of Authentication.  The Trustee’s certificates of authentication shall be in substantially the following form:

Certificate of Authentication

This is one of the Securities referred to in the within-mentioned Indenture.

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., as Trustee

By:
Authorized Signatory

Dated:

ARTICLE THREE

THE SECURITIES

Section 301.                             Title; Terms.  The aggregate principal amount of Securities which may be authenticated and delivered under this Indenture is unlimited.

The Securities may be issued in one or more series.  There shall be established in or pursuant to a Board Resolution, and set forth in an Officers’ Certificate, or established in one or more indentures supplemental hereto, prior to the issuance of Securities of a series:

(1)                                 the title of the Securities of such series, which shall distinguish the Securities of the series from all other Securities;

(2)                                 the limit, if any, upon the aggregate principal amount of the Securities of such series which may be authenticated and delivered under this Indenture (except for Securities authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other Securities of the same series pursuant to Section 304, 305, 306, 906 or 1108 and except for any Securities which, pursuant to Section 303, are deemed never to have been authenticated and delivered hereunder); provided, however, that the authorized aggregate principal amount of such series may be increased above such amount by a Board Resolution to such effect;

(3)                                 the Stated Maturity or Maturities on which the principal of the Securities of such series is payable or the method of determination thereof;

(4)                                 the rate or rates, if any, at which the Securities of such series shall bear interest, if any, the rate or rates and the extent to which Additional Interest, if any, shall be payable in respect of any Securities of such series, the Interest Payment Dates on which such interest shall be payable, the right, pursuant to Section 311 or as otherwise set forth therein, of the Company to defer or extend an Interest Payment Date, the Regular Record Date (if other than as defined in this Indenture) for the interest payable on any Interest Payment Date and the dates from which interest shall accrue or the method by which any of the foregoing shall be determined;

(5)                                 the place or places where the principal of (and premium, if any) and interest on the Securities of such series shall be payable, the place or places where the Securities of such series may be presented for registration of transfer or exchange, and the place or places where notices and demands to or upon the Company in respect of the Securities of such series may be made;

(6)                                 the period or periods within or the date or dates on which, if any, the price or prices at which and the terms and conditions upon which the Securities of such series may be redeemed or prepaid, in whole or in part, at the option of the Company;

(7)                                 the obligation or the right, if any, of the Company or the Subsidiary Guarantor, as applicable, to redeem, repay or purchase the Securities of such series pursuant to any sinking fund, amortization or analogous provisions or at the option of a Holder thereof and the period or periods within which, the price or prices at which, the currency or currencies (including currency unit or units) in which and the other terms and conditions upon which Securities of the series shall be redeemed, repaid or purchased, in whole or in part, pursuant to such obligation;

(8)                                 the denominations in which any Securities of such series shall be issuable, if other than denominations of $1,000 and any integral multiple thereof;

(9)                                 if other than Dollars, the currency or currencies (including currency unit or units) in which the principal of (and premium, if any) and interest, if any, on the Securities of the series shall be payable, or in which the Securities of the series shall be denominated and the manner of determining the equivalent thereof in Dollars for any purpose, including for purposes of the definition of “Outstanding” in Section 101;

(10)                          the additions, modifications or deletions, if any, in the Events of Default or covenants of the Company or the Subsidiary Guarantor set forth herein with respect to the Securities of such series;

(11)                          if other than the full principal amount thereof, the portion, or method of determining the portion, of the principal amount of Securities of such series that shall be payable upon declaration of acceleration of the Maturity thereof;

(12)                          the additions or changes, if any, to this Indenture with respect to the Securities of such series as shall be necessary to permit or facilitate the issuance of the Securities of such series in bearer form, registrable or not registrable as to principal, and with or without interest coupons;

(13)                          whether the amount of principal of (and premium, if any) or interest on the Securities of such series may be determined with reference to any index, formula, or other method, such as one or more currencies, commodities, equity indices or other indices, and, in such case, the manner in which such amounts will be determined, including for purposes of the definition of “Outstanding” in Section 101;

(14)                          the issuance of a temporary Global Security representing all of the Securities of such series and the terms upon which such temporary Global Security may be exchanged for definitive Securities of such series;

(15)                          whether the Securities of the series shall be issued in whole or in part in the form of one or more Global Securities and, in such case, the identity of the Depositary for such Global Securities and the terms and conditions upon which such Global Securities may be exchanged for certificated debt securities if other than as set forth in Section 305;

(16)                          the appointment of any Paying Agent or Agents for the Securities of such series;

(17)                          the terms and conditions of any right or obligation on the part of the Company, or any option on the part of the Holders, to convert or exchange Securities of such series into cash or any other securities or property of the Company or any other Person, including the conversion price and the conversion period, and the additions or changes, if any, to this Indenture with respect to the Securities of such series to permit or facilitate such conversion or exchange;

(18)                          the relative degree, if any, to which the Securities of such series shall be senior to or be subordinated to other series of Securities in right of payment, whether such other series of Securities are Outstanding or not;

(19)                          whether and under what circumstances any or all of the provisions of this Indenture relating to the subordination of the Securities (including the provisions of Article Twelve), or different subordination provisions, including a different definition of “Senior Indebtedness” from what is set forth in Section 101 will apply or cease to apply to Securities of such series;

(20)                          provisions granting special rights to holders of the Securities of such series upon the occurrence of specific events;

(21)                          if applicable, that the Securities of such series, in whole or any specified part, shall not be defeasible pursuant to Section 1402 or Section 1403 or either such Sections and, if other than by a Board Resolution, the manner in which any election by the Company to defease such Securities shall be evidenced;

(22)                          any special tax considerations of the Securities of such series, including any provisions for Original Issue Discount Securities, if offered;

(23)                          any change in the right of the Trustee or the requisite Holders of the Securities of such series to declare the principal amount thereof due and payable pursuant to Section 502;

(24)                          the provisions of this Indenture, if any, that shall not apply to the Securities of such series;

(25)                          provided the Securities of such series are non-convertible, whether the Subsidiary Guarantor will guarantee, on an unsecured junior subordinated basis, the obligations of the Company under the Securities of such series and if so, the specific terms and form of such Subsidiary Guarantee or Subsidiary Guarantees, any related modifications, amendments, supplements or deletions of any of the terms of this Indenture, and a statement that the Subsidiary Guarantor shall be an “obligor” as such term is defined in and solely for purposes of the Trust Indenture Act and shall be required to comply with those provisions of this Indenture compliance with which is required by an “obligor” under the Trust Indenture Act; and

(26)                          any other terms of the Securities of such series or any related Subsidiary Guarantee (which terms shall not be inconsistent with the provisions of the Trust Indenture Act, but may modify, amend, supplement or delete any of the terms of this Indenture with respect to such series), including any terms which may be required by or advisable under United States laws or regulations or advisable (as determined by the Company) in connection with the marketing of the Securities of such series;

provided, that if the Subsidiary Guarantor will guarantee the obligations of the Company under the Securities of a series, such matters shall be established in one or more indenture supplements hereto to which the Company, the Subsidiary Guarantor and the Trustee shall be a party.

All Securities of any one series shall be substantially identical except as to denomination and except as may otherwise be provided herein or in or pursuant to such Board Resolution and set forth in such Officers’ Certificate or in any such indenture supplemental hereto.

If any of the terms of the series are established by action taken pursuant to a Board Resolution, a copy of an appropriate record of such action shall be certified by the Secretary or an Assistant Secretary of the Company and delivered to the Trustee at or prior to the delivery of the Officers’ Certificate setting forth the terms of the series.

Section 302.                             Denominations.  The Securities of each series shall be in registered form without coupons and shall be issuable in denominations of $1,000 and any integral multiples thereof, unless otherwise specified as contemplated by Section 301.

Section 303.                             Execution, Authentication, Delivery and Dating.  The Securities shall be executed on behalf of the Company by its Chairman, President, Chief Executive Officer or any Vice President.  The signature of any of these officers on the Securities may be manual or facsimile.

Securities bearing the manual or facsimile signature of an individual who was at any time a proper officer of the Company shall bind the Company, notwithstanding that such individual has ceased to hold such office prior to the authentication and delivery of such Securities or did not hold such office at the date of such Securities.

At any time and from time to time after the execution and delivery of this Indenture, the Company may deliver Securities executed by the Company to the Trustee for authentication, together with a Company Order for the authentication and delivery of such Securities, and the Trustee in accordance with the Company Order shall authenticate and deliver such Securities.

Notwithstanding the provisions of the preceding paragraph, if all Securities of a series are not to be originally issued at one time, it shall not be necessary to deliver the Company Order otherwise required pursuant to such preceding paragraph at or prior to the authentication of each Security of such series if such Company Order is delivered at or prior to the authentication upon original issuance of the first Security of such series to be issued.

Each Security shall be dated the date of its authentication.

No Security shall be entitled to any benefit under this Indenture or be valid or obligatory for any purpose, unless there appears on such Security a certificate of authentication substantially in the form provided for herein executed by the Trustee by the manual signature of one of its authorized signatories, and such certificate upon any Security shall be conclusive evidence, and the only evidence, that such Security has been duly authenticated and delivered hereunder.  Notwithstanding the foregoing, if any Security shall have been authenticated and delivered hereunder but never issued and sold by the Company, and the Company shall deliver such Security to the Trustee for cancellation as provided in Section 309, for all purposes of this Indenture such Security shall be deemed never to have been authenticated and delivered hereunder and shall never be entitled to the benefits of this Indenture.

Minor typographical and other minor errors in the text of any Security shall not affect the validity and enforceability of such Security if it has been duly authenticated and delivered by the Trustee.

The Company shall execute and the Trustee shall authenticate and deliver one or more Global Securities with respect to each series of Securities that (i) shall represent an aggregate amount equal to the aggregate principal amount of the initially issued Securities of such series, (ii) shall be registered in the name of the Depositary or the nominee of the Depositary, (iii) shall be delivered by the Trustee to the Depositary or pursuant to the Depositary’s instruction and (iv) shall bear a legend substantially in the form required in Section 202.

The Trustee shall have the right to decline to authenticate and deliver any Securities under this Section if the Trustee, being advised by counsel, determines in good faith that such action may not lawfully be taken or if the Trustee in good faith shall determine that such action would expose the Trustee to personal liability to existing Holders.

The Depositary must, at all times while it serves as such Depositary, be a clearing agency registered under the Exchange Act, and any other applicable statute or regulation.

Neither the Trustee nor any agent shall have any responsibility for any actions taken or not taken by the Depositary

Section 304.                             Temporary Securities.  Pending the preparation of definitive Securities of any series, the Company may execute, and, upon Company Order, the Trustee shall authenticate and deliver, temporary Securities which are printed, typewritten or otherwise produced, in any authorized denomination, substantially of the tenor of the definitive Securities of any series in lieu of which they are issued and with such appropriate insertions, omissions, substitutions and other variations as the officers executing such Securities may determine, as evidenced by their execution of such Securities.

If temporary Securities of any series are issued, the Company will cause definitive Securities of such series to be prepared without unreasonable delay.  After the preparation of definitive Securities, the temporary Securities shall be exchangeable for definitive Securities upon surrender of the temporary Securities at the office or agency of the Company in a Place of Payment without charge to the Holder.  Upon surrender for cancellation of any one or more temporary Securities, the Company shall execute and the Trustee shall authenticate and deliver in exchange therefor a like principal amount of definitive Securities of the same series of authorized denominations and having the same Original Issue Date and Stated Maturity and having the same terms as such temporary Securities.  Until so exchanged, the temporary Securities shall in all respects be entitled to the same benefits under this Indenture as definitive Securities.

Section 305.                             Registration; Registration of Transfer and Exchange.  The Company shall cause to be kept at the Corporate Trust Office a register (the register maintained in such office or in any other office or agency of the Company in a Place of Payment being herein sometimes referred to as the “Security Register”) in which, subject to such reasonable regulations as it may prescribe, the Company shall provide for the registration of Securities and of transfers and exchanges of Securities.  The Trustee is hereby appointed “Security Registrar” for the purpose of registering Securities and transfers of Securities as herein provided.

Upon surrender for registration of transfer of any Security at the office or agency of the Company in a Place of Payment, the Company shall execute, and the Trustee shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Securities of the same series of any authorized denominations and of a like tenor and aggregate principal amount, of the same Original Issue Date and Stated Maturity and having the same terms.

Notwithstanding any other provision of this Section, unless and until it is exchanged in whole or in part for the individual Securities represented thereby, a Global Security representing all or a portion of the Securities may not be transferred except as a whole by the Depositary to a nominee of such Depositary, or by a nominee of such Depositary to such Depositary or another nominee of such Depositary, or by such Depositary or any such nominee to a successor Depositary or nominee of such successor Depositary.

At the option of the Holder, Securities may be exchanged for other Securities, of the same series of any authorized denominations, of like tenor and aggregate principal amount, of the same Original Issue Date and Stated Maturity and having the same terms, upon surrender of the Securities to be exchanged at such office or agency.  Whenever any Securities are so surrendered for exchange, the Company shall execute, and the Trustee shall authenticate and deliver, the Securities which the Holder making the exchange is entitled to receive.

If at any time the Depositary notifies the Company that it is unwilling or unable to continue as Depositary or if at any time the Depositary shall cease to be a clearing agency registered under the Exchange Act as provided in Section 303, the Company shall appoint a successor Depositary.  If a successor Depositary is not appointed by the Company within 90 days after the Company receives such notice or becomes aware of such ineligibility, the Company will execute, and the Trustee, upon receipt of a Company Order for the authentication and delivery of individual Securities, will authenticate and make available for delivery, individual Securities in an aggregate principal amount equal to the principal amount of the Global Security or Securities representing the Securities in exchange for such Global Security or Securities.

The Company may at any time and in its sole discretion (subject to the procedures of the Depositary) determine that individual Securities issued in the form of one or more Global Securities shall no longer be represented by such Global Security or Securities.  In such event the Company will execute, and the Trustee, upon receipt of a Company Order for the authentication and delivery of individual Securities, will authenticate and make available for delivery, individual Securities in an aggregate principal amount equal to the principal amount of the Global Security or Securities representing the Securities in exchange for such Global Security or Securities.

The Depositary may surrender a Global Security in exchange in whole or in part for individual Securities on such terms as are acceptable to the Company, the Trustee and such Depositary.  Thereupon, the Company shall execute, and the Trustee shall authenticate and make available for delivery, without service charge:

(1)                                 to each Person specified by such Depositary a new individual Security or Securities of any authorized denomination as requested by such Person in aggregate principal amount equal to and in exchange for such Person’s beneficial interest in the Global Security; and

(2)                                 to such Depositary a new Global Security in a denomination equal to the difference, if any, between the principal amount of the surrendered Global Security and the aggregate principal amount of individual Securities delivered to Holders thereof.

Upon the exchange of a Global Security for individual Securities in an aggregate principal amount equal to the principal amount of such Global Security, such Global Security shall be canceled by the Trustee.  Individual Securities issued in exchange for a Global Security pursuant to this Section shall be registered in such names and in such authorized denominations as the Depositary for such Global Security, pursuant to instructions from its direct or indirect participants or otherwise, shall instruct the Trustee.

The Trustee shall make available for delivery such individual Securities to the Persons in whose names such Securities are so registered.

All Securities issued upon any registration of transfer or exchange of Securities shall be the valid obligations of the Company, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Securities surrendered upon such registration of transfer or exchange.

Every Security presented or surrendered for registration of transfer or for exchange shall (if so required by the Company or the Security Registrar) be duly endorsed, or be accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed, by the Holder thereof or his attorney duly authorized in writing.

No service charge shall be made to a Holder for any registration of transfer or exchange of Securities, but the Company may require payment of a sum sufficient to cover any tax, assessment or other governmental charge that may be imposed in connection with any registration of transfer or exchange of Securities, other than exchanges pursuant to Section 304, 906 or 1108 not involving any transfer.

Neither the Company nor the Trustee shall be required, pursuant to the provisions of this Section (i) to issue, register the transfer of or exchange any Security of any series during a period beginning at the opening of business 15 calendar days before the day of the mailing of a notice of redemption of any such Securities selected for redemption of Securities pursuant to Article Eleven and ending at the close of business on the day of such mailing of notice of redemption or (ii) to register, transfer or exchange any Security so selected for redemption in whole or in part, except, in the case of any Security to be redeemed in part, any portion thereof that is not redeemed.

Section 306.                             Mutilated, Destroyed, Lost and Stolen Securities.  If any mutilated Security is surrendered to the Trustee together with such security or indemnity as may be required by the Company or the Trustee to save each of them harmless, the Company shall execute and the Trustee shall authenticate and deliver in exchange therefor a new Security of the same issue and series, of like tenor and principal amount, having the same Original Issue Date and Stated Maturity and bearing the same Interest Rate as such mutilated Security, and bearing a number not contemporaneously outstanding.

If there shall be delivered to the Company and to the Trustee (i) evidence to their satisfaction of the destruction, loss or theft of any Security, and (ii) such security or indemnity as may be required by them to save each of them and any agent of either of them harmless, then, in the absence of notice to the Company or the Trustee that such Security has been acquired by a bona fide purchaser, the issuing Company shall execute and upon its request the Trustee shall authenticate and deliver, in lieu of any such destroyed, lost or stolen Security, a new Security of the same issue and series of like tenor and principal amount, having the same Original Issue Date and Stated Maturity and bearing the same Interest Rate as such destroyed, lost or stolen Security, and bearing a number not contemporaneously outstanding.

In case any such mutilated, destroyed, lost or stolen Security has become or is about to become due and payable, the Company in its discretion may, instead of issuing a new Security, pay such Security.

Upon the issuance of any new Security under this Section, the Company may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee) connected therewith.

Every new Security issued pursuant to this Section in lieu of any destroyed, lost or stolen Security shall constitute an original additional contractual obligation of the Company, whether or not the destroyed, lost or stolen Security shall be at any time enforceable by anyone, and shall be entitled to all the benefits of this Indenture equally and proportionately with any and all other Securities duly issued hereunder.

The provisions of this Section are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Securities.

Section 307.                             Payment of Interest; Interest Rights Preserved.  Interest on any Security of any series which is payable, and is punctually paid or duly provided for, on any Interest Payment Date, shall be paid to the Person in whose name that Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest in respect of Securities of such series.  The initial payment of interest on any Security of any series which is issued between a Regular Record Date and the related Interest Payment Date shall be payable as provided in such Security or in the Board Resolution pursuant to Section 301 with respect to the related series of Securities.

Subject to any Extension Period contemplated by Section 311, any interest on any Security which is payable, but is not timely paid or duly provided for, on any Interest Payment Date for Securities of such series (herein called “Defaulted Interest”), shall forthwith cease to be payable to the registered Holder on the relevant Regular Record Date by virtue of having been such Holder, and such Defaulted Interest may be paid by the Company, at its election in each case, as provided in clause (1) or (2) below:

(1)                                 The Company may elect to make payment of any Defaulted Interest to the Persons in whose names the Securities of such series in respect of which interest is in default (or their respective Predecessor Securities) are registered at the close of business on a Special Record Date for the payment of such Defaulted Interest, which shall be fixed in the following manner.  The Company shall notify the Trustee in writing of the amount of Defaulted Interest proposed to be paid on each Security and the date of the proposed payment, and at the same time the Company shall deposit with the Trustee an amount of money equal to the aggregate amount proposed to be paid in respect of such Defaulted Interest or shall make arrangements satisfactory to the Trustee for such deposit prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the Persons entitled to such Defaulted Interest as in this clause provided.  Thereupon the Trustee shall fix a Special Record Date for the payment of such Defaulted Interest which shall be not more than 15 days and not less than 10 days prior to the date of the proposed payment and not less than 10 days after the receipt by the Trustee of the notice of the proposed payment.  The Trustee shall promptly notify the Company of such Special Record Date and, in the name and at the expense of the Company, shall cause notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor to be mailed, first-class, postage prepaid, to each Holder of a Security of such series at the address of such Holder as it appears in the Security Register not less than 10 days prior to such Special Record Date.  Notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor having been so mailed, such Defaulted Interest shall be paid to the Persons in whose names the Securities of such series (or their respective Predecessor Securities) are registered at the close of business on such Special Record Date and shall no longer be payable pursuant to the following clause (2).

(2)                                 The Company may make payment of any Defaulted Interest on the Securities of any series in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Securities of the series in respect of which interest is in default may be listed, and upon such notice as may be required by such exchange (or by the Trustee if the Securities are not listed), if, after notice given by the Company to the Trustee of the proposed payment pursuant to this clause, such manner of payment shall be deemed practicable by the Trustee.

Subject to the foregoing provisions of this Section, each Security delivered under this Indenture upon registration of transfer of or in exchange for or in lieu of any other Security shall carry the rights to interest accrued and unpaid, and to accrue, which were carried by such other Security.

Section 308.                             Persons Deemed Owners.  The Company, the Subsidiary Guarantor, the Trustee and any agent of the Company, the Subsidiary Guarantor or the Trustee may treat the Person in whose name any Security is registered as the owner of such Security for the purpose of receiving payment of principal of and any premium and (subject to Section 307) any interest on such Security or any payment pursuant to any

Subsidiary Guarantee of such Security and for all other purposes whatsoever, whether or not such Security be overdue, and none of the Company, the Subsidiary Guarantor, the Trustee and any agent of the Company, the Subsidiary Guarantor or the Trustee shall be affected by notice to the contrary.

None of the Company, the Subsidiary Guarantor, the Trustee and any agent of the Company, the Subsidiary Guarantor or the Trustee will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests of a Global Security or maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

Section 309.                             Cancellation.  All Securities surrendered for payment, redemption, registration of transfer or exchange shall, if surrendered to any Person other than the Trustee, be delivered to the Trustee, and any such Securities and Securities surrendered directly to the Trustee for any such purpose shall be promptly cancelled by it.  The Company may at any time deliver to the Trustee for cancellation any Securities previously authenticated and delivered hereunder which the Company may have acquired in any manner whatsoever, and may deliver to the Trustee (or to any other Person for delivery to the Trustee) for cancellation any Securities previously authenticated hereunder which the Company has not issued and sold, and all Securities so delivered shall be promptly cancelled by the Trustee.  No Securities shall be authenticated in lieu of or in exchange for any Securities cancelled as provided in this Section, except as expressly permitted by this Indenture.  All cancelled Securities held by the Trustee shall be disposed by the Trustee in accordance with its customary procedures or as directed by a Company Order, and the Trustee shall deliver to the Company a certificate evidencing the disposition of the cancelled Securities upon its request therefor.  Acquisition by the Company of any Security shall not operate as a redemption or satisfaction of the indebtedness represented by such Security unless and until the same is delivered to the Trustee for cancellation.

Section 310.                             Computation of Interest.  Except as otherwise specified as contemplated by Section 301 for Securities of any series, interest on the Securities of each series shall be computed on the basis of a 360-day year consisting of twelve 30-day months.

Section 311.                             Deferrals of Interest Payments.  If specified as contemplated by Section 301 with respect to the Securities of a particular series, so long as no Event of Default with respect to the Securities of such series has occurred and is continuing, the Company shall have the right, at any time and from time to time during the term of such series, to defer the payment of interest otherwise due and payable on such Securities for such period or periods as may be specified as contemplated by Section 301 (each, an “Extension Period”) during which periods the Company shall have the right to make no or partial payments of interest on any Interest Payment Date, and at the end of such Extension Period the Company shall pay all interest then accrued and unpaid thereon

(together with Additional Interest thereon, if any, at the rate specified for the Securities of such series to the extent permitted by applicable law), provided, however, that, unless otherwise specified with respect to Securities of such series pursuant to Section 301, during any such Extension Period, the Company shall not, and shall cause any Subsidiary not to, (i) declare or pay any dividends or other distributions on, or redeem, purchase, acquire or make a liquidation payment with respect to, any shares of the Company’s capital stock, or (ii) make any payment of principal of, or interest or premium, if any, on, or repay, purchase or redeem any of the Company’s debt securities or make any guarantee payments pursuant to any guarantee issued by the Company of debt securities of any Subsidiary that, in each case, rank pari passu with or junior to the Securities of such series.  Prior to the termination of any such Extension Period, the Company may further defer payment of interest, provided that the Company may not defer payment of interest beyond the Maturity of the Securities of such series.  Upon termination of any Extension Period and upon the payment of all accrued and unpaid interest and any Additional Interest then due, the Company may select a new Extension Period, subject to the above requirements.  No interest shall be due and payable during an Extension Period, except at the end thereof.  The Company shall give the Holders of the Securities of such series and the Trustee written notice of its selection of such Extension Period at least one Business Day and not more than 60 Business Days prior to the next Interest Payment Date.

Section 312.                             CUSIP or ISIN Numbers.  The Company, in issuing the Securities, may use “CUSIP” or “ISIN” numbers (if then generally in use), and, if so, the Trustee shall use “CUSIP” or “ISIN” numbers in notices of redemption as a convenience to Holders; provided that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Securities or as contained in any notice of a redemption and that reliance may be placed only on the other identification numbers printed on the Securities, and any such redemption shall not be affected by any defect in or omission of such numbers. The Company will promptly notify the Trustee in writing of any change in the “CUSIP” or “ISIN” numbers.

ARTICLE FOUR

SATISFACTION AND DISCHARGE

Section 401.                             Satisfaction and Discharge of Indenture.  This Indenture shall upon Company Request cease to be of further effect with respect to Securities of a series (except as to any surviving rights of registration of transfer or exchange of Securities herein expressly provided for), and the Trustee, at the expense of the Company, shall execute proper instruments acknowledging satisfaction and discharge of this Indenture with respect to such Securities, when:

(1)                                 either

(A)                               all such Securities theretofore authenticated and delivered (other than (i) Securities which have been destroyed, lost or stolen and which have been replaced or paid as provided in Section 306 and (ii) Securities for whose payment money has theretofore been deposited in trust or segregated and held in trust by the Company and thereafter repaid to the Company or discharged from such trust, as provided in Section 1003) have been delivered to the Trustee for cancellation; or

(B)                               all such Securities not theretofore delivered to the Trustee for cancellation

(i)                                     have become due and payable, or

(ii)                                  will become due and payable at their Stated Maturity within one year of the date of deposit, or

(iii)                               are to be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Company, and the Company, in the case of (i), (ii) or (iii) above, has deposited or caused to be deposited with the Trustee as trust funds:  (a) money; (b) Government Obligations which through the scheduled payment of principal and interest in respect thereof in accordance with their terms will provide, not later than one day before the due date of any payment, money; or (c) a combination thereof, in each case in an amount sufficient to pay and discharge, and which shall be applied by the Trustee to pay and discharge, the entire indebtedness on such Securities not theretofore delivered to the Trustee for cancellation, for principal (and premium, if any) and interest (including any Additional Interest) to the date of such deposit (in the case of Securities which have become due and payable) or to the Stated Maturity or Redemption Date, as the case may be; provided, that the Trustee shall have the right (but not the obligation) to require the Company to deliver to the Trustee an opinion of a nationally recognized firm of independent public accountants expressed in a written certification, or other evidence satisfactory to the Trustee, as to the sufficiency of deposits made by the Company pursuant to this Section;

(2)                                 the Company has paid or caused to be paid all other sums payable hereunder by the Company with respect to such Securities; and

(3)                                 the Company has delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel each stating that all conditions precedent herein provided for relating to the satisfaction and discharge of this Indenture with respect to such Securities have been complied with.

The Company shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the Government Obligations deposited pursuant to Section 401 or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of Outstanding Securities.

Notwithstanding the satisfaction and discharge of this Indenture, the obligations of the Company to the Trustee under Section 607 and the preceding paragraph, the obligations of the Company to any Authenticating Agent under Section 614 and, if money and/or Government Obligations shall have been deposited with the Trustee pursuant to subclause (B) of clause (1) of this Section, the obligations of the Trustee under Section 402 and the last paragraph of Section 1003 shall survive such satisfaction and discharge.

Section 402.                             Application of Trust Money.  Subject to the provisions of the last paragraph of Section 1003, all money and Government Obligations deposited with the Trustee pursuant to Section 401 and all proceeds of such Government Obligations and the interest thereon shall be held in trust and applied by it, in accordance with the provisions of the Securities of the applicable series and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as its own Paying Agent) as the Trustee may determine, to the Persons entitled thereto, of the principal (and premium, if any) and interest for whose payment such money and Government Obligations have been deposited with the Trustee.

Anything in this Article to the contrary notwithstanding, the Trustee shall deliver or pay to the Company from time to time upon Company Request any money or Government Obligations held by it as provided in Section 401 with respect to any Securities which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee or in the opinion of such other Persons delivered to the Trustee as shall be reasonably satisfactory to the Trustee (which may be the same opinion delivered to the Trustee under Section 401(1)(B)), are in excess of the amount thereof which would then be required to be deposited to effect the satisfaction and discharge of this Indenture with respect to the Securities of the applicable series.

ARTICLE FIVE

REMEDIES

Section 501.                             Events of Default.  Unless otherwise specified with respect to Securities of a series pursuant to Section 301, “Event of Default”, wherever used herein with respect to the Securities of any series, means any one of the following events (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

(1)                                 the entry of a decree or order by a court having jurisdiction in the premises adjudging the Company bankrupt or insolvent, or approving as properly filed a petition seeking reorganization, arrangement, adjustment or composition of or in respect of the Company under any applicable Federal or State bankruptcy, insolvency, reorganization or other similar law, or appointing a receiver, liquidator, assignee, trustee, sequestrator (or other similar official) of the Company or of any substantial part of its property or ordering the winding up or liquidation of its affairs, and the continuance of any such decree or order unstayed and in effect for a period of 90 consecutive days; or

(2)                                 the institution by the Company of proceedings to be adjudicated bankrupt or insolvent, or the consent by it to the institution of bankruptcy or insolvency proceedings against it, or the filing by it of a petition or answer or consent seeking reorganization or relief under any applicable Federal or State bankruptcy, insolvency, reorganization or other similar law, or the consent by it to the filing of any such petition or to the appointment of a receiver, liquidator, assignee, trustee, sequestrator (or other similar official) of the Company or of any substantial part of its property, or the making by it of an assignment for the benefit of creditors, or the admission by it in writing of its inability to pay its debts generally as they become due and its willingness to be adjudicated bankrupt, or the taking of corporate action by the Company in furtherance of any such action; or

(3)                                 any other Event of Default specified with respect to Securities of that series as contemplated in Section 301.

The Trustee shall have no right or obligation under this Indenture or otherwise to exercise any remedies on behalf of the Holders of the Securities of any series in connection with any failure by the Company or, if applicable, the Subsidiary Guarantor, to comply with any covenant of the Company or, if applicable, the Subsidiary Guarantor, contained in this Indenture (other than any covenant the breach of which would be an Event of Default to the extent specified with respect to the Securities of such series as contemplated by Section 501(3)), unless the Trustee is directed to exercise such remedies pursuant to and subject to the provisions of Section 512.  In connection with any such exercise of remedies, the Trustee shall be entitled to the same immunities and protections and remedial rights (other than acceleration, unless such failure is specified as an Event of Default with respect to the Securities of such series as contemplated by Section 501(3)) as if such failure to comply were an Event of Default.  The Trustee shall not be charged with knowledge or notice of any such failure to comply unless and until it shall have received the foregoing direction under Section 512.

Section 502.                             Acceleration of Maturity; Rescission and Annulment.  If an Event of Default (other than an Event of Default specified in Section 501(1) or 501(2)) with respect to Securities of any series at the time Outstanding occurs and is continuing, then in every such case the Trustee or the Holders of not less than 25% in aggregate principal amount of the Outstanding Securities of that series may declare the principal amount (or, if the Securities of that series are Original Issue Discount Securities, such portion of the principal amount as may be specified in the terms of that series) of and accrued but unpaid interest (including any Additional Interest and whether or not such interest is the subject of an Extension Period) on all of the Securities of that series to be due and payable immediately, by a notice in writing to the Company (and to the Trustee if given by Holders), and upon any such declaration such principal amount (or specified amount) and interest shall become immediately due and payable.  If an Event of Default specified in Section 501(1) or 501(2) with respect to Securities of a series at the time Outstanding occurs, the principal amount (or, if the Securities of that series are Original Issue Discount Securities, such portion of the principal amount as may be specified in the terms of that series) of and accrued but unpaid interest (including any Additional Interest and whether or not such interest is the subject of an Extension Period) on (subject to any limitation thereon applicable to such series) all the Securities of such series shall automatically, and without any declaration or other action on the part of the Trustee or any Holder, become immediately due and payable.  The payment of principal and interest (including any Additional Interest) due as a result of the acceleration of the Securities of a series pursuant to this Section shall remain subordinated to the extent provided in Article Twelve.

At any time after such a declaration of acceleration with respect to Securities of any series has been made and before a judgment or decree for payment of the money due has been obtained by the Trustee as hereinafter in this Article provided, the Holders of not less than a majority in aggregate principal amount of the Outstanding Securities of that series, by written notice to the Company and the Trustee, may rescind and annul such declaration and its consequences if:

(1)                                 the Company has paid or deposited with the Trustee a sum sufficient to pay:

(A)                               all overdue interest (including any Additional Interest) on all Securities of that series,

(B)                               the principal of (and premium, if any, on) any Securities of that series which have become due otherwise than by such declaration of acceleration and any interest thereon at the rate or rates borne by such Securities,

(C)                               to the extent that payment of such interest is lawful, interest upon overdue installments of interest at the rate or rates borne by or prescribed therefor in such Securities, and

(D)                               all sums paid or advanced by the Trustee hereunder and the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel; and

(2)                                 all Events of Default with respect to Securities of that series, other than the non-payment of the principal (or a specified portion of the principal) of and interest on Securities of that series which has become due solely by such declaration of acceleration, have been cured or waived as provided in Section 513.

No such rescission shall affect any subsequent default or impair any right consequent thereon.

Upon receipt by the Trustee of written notice declaring such an acceleration, or rescission and annulment thereof, with respect to Securities of a series all or part of which is represented by a Global Security, a record date shall be established for determining Holders of Outstanding Securities of such series entitled to join in such notice, which record date shall be at the close of business on the day the Trustee receives such notice.  The Holders on such record date, or their duly designated proxies, and only such Persons, shall be entitled to join in such notice, whether or not such Holders remain Holders after such record date; provided, that, unless such declaration of acceleration, or rescission and annulment, as the case may be, shall have become effective by virtue of the requisite percentage having joined in such notice prior to the day which is 90 days after such record date, such notice of declaration of acceleration, or rescission and annulment, as the case may be, shall automatically and without further action by any Holder be canceled and of no further effect.  Nothing in this paragraph shall prevent a Holder, or a proxy of a Holder, from giving, after expiration of such 90-day period, a new written notice of declaration of acceleration, or rescission and annulment thereof, as the case may be, that is identical to a written notice which has been canceled pursuant to the proviso to the preceding sentence, in which event a new record date shall be established pursuant to the provisions of this Section 502.

There shall be no right of acceleration of principal of and accrued and unpaid interest on any series of Securities in the case of any default in the payment of principal of (and premium, if any) or interest in such series of Securities or any failure by the Company or, if applicable, the Subsidiary Guarantor, to comply with any covenant of the Company or, if applicable, the Subsidiary Guarantor, contained in this Indenture or the Securities of such series (unless otherwise specified with respect to the Securities of such series as contemplated in Section 301).

Section 503.                             Collection of Indebtedness and Suits for Enforcement by Trustee.  The Company covenants that if:

(1)                                 default is made in the payment of any interest on any Security of any series, including any Additional Interest, when such interest becomes due and payable and such default continues for a period of 30 days (and, in the case of payment of any deferred interest pursuant to Section 311, such default continues for a period of 30 days after the conclusion of any Extension Period), or

(2)                                 default is made in the payment of the principal of (and premium, if any, on) any Security of such series at the Maturity thereof,

the Company will, upon demand of the Holder of a Security of such series or, if directed by the Holders of a majority in aggregate principal amount of the Securities of such series, the Trustee, pay to it, for the benefit of the Holders of such Securities, the whole amount then due and payable on such Securities for principal, including any sinking fund payment or analogous obligations (and premium, if any) and interest (including any Additional Interest), including, to the extent that payment of such interest shall be legally enforceable, interest on any overdue principal (and premium if any) and on any overdue interest (including any Additional Interest) at the rate or rates prescribed therefor in such Securities; and, in addition thereto, such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

If the Company fails to pay such amounts forthwith upon such demand, the Holder of a Security of such series or, if directed by the Holders of a majority in aggregate principal amount of the Securities of such series, the Trustee, in its own name and as trustee of an express trust, may institute a judicial proceeding for the collection of the sums so due and unpaid, and may prosecute such proceeding to judgment or final decree, and may enforce the same against the Company or any other obligor upon the Securities of such series and collect the moneys adjudged or decreed to be payable in the manner provided by law out of the property of the Company or any other obligor upon the Securities of such series, wherever situated.

If an Event of Default with respect to Securities of any series occurs and is continuing, the Trustee may in its discretion proceed to protect and enforce its rights and the rights of the Holders of Securities of such series by such appropriate judicial proceedings as the Trustee shall deem necessary to protect and enforce any such rights, whether for the specific enforcement of any covenant or agreement in this Indenture or in aid of the exercise of any power granted herein, or to enforce any other proper remedy.

Section 504.                             Trustee May File Proofs of Claim.  In case of any judicial proceeding relative to the Company (or any other obligor upon the Securities, including the Subsidiary Guarantor), its property or its creditors:

(a)                                 the Trustee shall be entitled and empowered, by intervention in such proceeding or otherwise,

(i)                                     to take any and all actions authorized under the Trust Indenture Act in order to have claims of the Holders and the Trustee allowed in any such proceeding, and

(ii)                                  in particular, the Trustee shall be authorized to collect and receive any moneys or other property payable or deliverable on any such claims and to distribute the same in accordance with Section 506; and

(b)                                 any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee for distribution in accordance with Section 506, and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 607.

No provision of this Indenture shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Securities or the rights of any Holder thereof or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding; provided, however, that the Trustee may, on behalf of the Holders, vote for the election of a trustee in bankruptcy or similar official and be a member of a creditors’ or other similar committee.

Section 505.                             Trustee May Enforce Claims Without Possession of Securities.  All rights of action and claims under this Indenture or the Securities may be prosecuted and enforced by the Trustee without the possession of any of the Securities or the production thereof in any proceeding relating thereto, and any such proceeding instituted by the Trustee shall be brought in its own name as trustee of an express trust, and any recovery of judgment shall, after provision for the payment of the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, be for the ratable benefit of the Holders of the Securities in respect of which such judgment has been recovered.

Section 506.                             Application of Money Collected.  Any money or property collected or to be applied by the Trustee with respect to a series of Securities pursuant to this Article shall be applied in the following order, at the date or dates fixed by the Trustee and, in case of the distribution of such money or property on account of principal (or premium, if any) or interest (including any Additional Interest), upon presentation of the Securities and the notation thereon of the payment if only partially paid and upon surrender thereof if fully paid:

FIRST:  To the payment of all amounts due the Trustee and any predecessor Trustee under Section 607;

SECOND:  Subject to Article Twelve, to the payment of the amounts then due and unpaid upon such series of Securities for principal (and premium, if any) and interest (including any Additional Interest), in respect of which or for the benefit of which such money has been collected, ratably, without preference or priority of any kind, according to the amounts due and payable on such series of Securities for principal (and premium, if any) and interest (including any Additional Interest), respectively; and

THIRD:  To the payment of the remainder, if any, to the Company, its successors or assigns or as a court of competent jurisdiction may direct.

Section 507.                             Limitation on Suits.  No Holder of any Securities of any series shall have any right to institute any proceeding, judicial or otherwise, with respect to this Indenture or for the appointment of a receiver or trustee or for any other remedy hereunder, unless:

(1)                                 such Holder has previously given written notice to the Trustee of a continuing Event of Default with respect to the Securities of that series;

(2)                                 the Holders of not less than 25% in aggregate principal amount of the Outstanding Securities of that series have made written request to the Trustee to institute proceedings in respect of such Event of Default in its own name as Trustee hereunder;

(3)                                 such Holder or Holders have offered to the Trustee security or indemnity satisfactory to the Trustee against the costs, expenses and liabilities to be incurred in compliance with such request;

(4)                                 the Trustee for 60 days after its receipt of such notice, request and offer of indemnity has failed to institute any such proceeding; and

(5)                                 no direction inconsistent with such written request has been given to the Trustee during such 60-day period by the Holders of a majority in aggregate principal amount of the Outstanding Securities of that series;

it being understood and intended that no one or more of such Holders shall have any right in any manner whatever by virtue of, or by availing of, any provision of this Indenture to affect, disturb or prejudice the rights of any other of such Holders (it being understood that the Trustee does not have an affirmative duty to ascertain whether or not such actions or forbearances are unduly prejudicial to such Holders), or to obtain or to seek to obtain priority or preference over any other of such Holders or to enforce any right under this Indenture, except in the manner herein provided and for the equal and ratable benefit of all of such Holders.

Section 508.                             Unconditional Right of Holders to Receive Principal, Premium and Interest.  Notwithstanding any other provision in this Indenture, the Holder of any Security shall have the right, which is absolute and unconditional, to receive payment of the principal of (and premium, if any) and (subject to Section 307 and Section 311) interest (including any Additional Interest) on such Security on the respective Stated Maturities expressed in such Security (or, in the case of redemption, on the Redemption Date) and to institute suit for the enforcement of any such payment, and such rights shall not be impaired without the consent of such Holder.

Section 509.                             Restoration of Rights and Remedies.  If the Trustee or any Holder has instituted any proceeding to enforce any right or remedy under this Indenture and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Holder, then and in every such case, subject to any determination in such proceeding, the Company, the Subsidiary Guarantor, the Trustee and the Holders shall be restored severally and respectively to their former positions hereunder, and thereafter all rights and remedies of the Trustee and the Holders shall continue as though no such proceeding had been instituted.

Section 510.                             Rights and Remedies Cumulative.  Except as otherwise provided with respect to the replacement or payment of mutilated, destroyed, lost or stolen Securities in the last paragraph of Section 306, no right or remedy herein conferred upon or reserved to the Trustee or to the Holders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise.  The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

Section 511.                             Delay or Omission Not Waiver.  No delay or omission of the Trustee or of any Holder of any Securities to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein.

Every right and remedy given by this Article or by law to the Trustee or to the Holders may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or by the Holders, as the case may be.

Section 512.                             Control by Holders.  The Holders of a majority in aggregate principal amount of the Outstanding Securities of any series shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred on the Trustee, with respect to the Securities of such series, provided that:

(1)                                 such direction shall not be in conflict with any rule of law or with this Indenture, involve the Trustee in personal liability or be unduly prejudicial to the Holders of the Securities not joining in the action; and

(2)                                 the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction.

Upon receipt by the Trustee of any written notice directing the time, method or place of conducting any such proceeding or exercising any such trust or power, with respect to Securities of a series all or part of which is represented by a Global Security, a record date shall be established for determining Holders of Outstanding Securities of such series entitled to join in such notice, which record date shall be at the close of business on the day the Trustee receives such notice.  The Holders on such record date, or their duly designated proxies, and only such Persons, shall be entitled to join in such notice, whether or not such Holders remain Holders after such record date; provided, that, unless the Holders of a majority in principal amount of the Outstanding Securities of such series shall have joined in such notice prior to the day which is 90 days after such record date, such notice shall automatically and without further action by any Holder be canceled and of no further effect.  Nothing in this paragraph shall prevent a Holder, or a proxy of a Holder, from giving, after expiration of such 90-day period, a new notice identical to a notice which has been canceled pursuant to the proviso to the preceding sentence, in which event a new record date shall be established pursuant to the provisions of this Section 512.

Section 513.                             Waiver of Past Defaults.  The Holders of not less than a majority in aggregate principal amount of the Outstanding Securities of any series may, on behalf of the Holders of all the Securities of such series, waive any past default hereunder with respect to such series and its consequences, except a default:

(1)                                 in the payment of the principal of (or premium, if any) or interest (including any Additional Interest) on any Security of such series, or

(2)                                 in respect of a covenant or provision hereof which under Article Nine cannot be modified or amended without the consent of the Holder of each Outstanding Security of such series affected.

Upon any such waiver, such default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured, for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other default or impair any right consequent thereon.

Section 514.                             Undertaking for Costs.  All parties to this Indenture agree, and each Holder of any Security by his acceptance thereof shall be deemed to have agreed, that any court may in its discretion require, in any suit for the enforcement of any right or remedy under this Indenture, or in any suit against the Trustee for any action taken, suffered or omitted by it as Trustee, any party litigant in such suit to file an undertaking to pay the costs of such suit, and that such court may in its discretion assess reasonable costs, including reasonable attorneys’ fees and expenses, against any such party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant, in the manner and to the extent provided in the Trust Indenture Act; provided, that neither this Section nor the Trust Indenture Act shall be deemed to authorize any court to require such an undertaking or to make such an assessment in any suit instituted by the Company or by the Trustee, to any suit instituted by any Holder, or group of Holders, holding in the aggregate more than 10% in principal amount of the Outstanding Securities of any series, or any suit instituted by any Holder for the enforcement of the payment of the principal of (or premium, if any) or interest (including any Additional Interest) on any Security on or after the respective Stated Maturities expressed in such Security (or, in the case of redemption, on the Redemption Date).

Section 515.                             Waiver of Usury, Stay or Extension Laws.  Each of the Company and the Subsidiary Guarantor covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any usury, stay or extension law wherever enacted, now or at any time hereafter in force, which may affect the covenants or the performance of this Indenture; and each of the Company and the Subsidiary Guarantor (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

ARTICLE SIX

THE TRUSTEE

Section 601.                             Certain Duties and Responsibilities.

(a)                                 Except during the continuance of an Event of Default,

(i)                                     the Trustee undertakes to perform such duties and only such duties as are specifically set forth in this Indenture, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

(ii)                                  in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture; but in the case of any such certificates or opinions which by any provision hereof are specifically required to be furnished to the Trustee, the Trustee shall be under a duty to examine the same to determine whether or not they conform to the requirements of this Indenture (but need not confirm or investigate the accuracy of mathematical calculations or other facts stated therein).

(b)                                 In case an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in their exercise, as a prudent person would exercise or use under the circumstances in the conduct of his or her own affairs.

(c)                                  No provision of this Indenture shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that

(i)                                     this Subsection shall not be construed to limit the effect of Subsection (a) of this Section;

(ii)                                  the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer, unless it shall be proved that the Trustee was negligent in ascertaining the pertinent facts;

(iii)                               the Trustee shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the direction of the Holders of a majority in principal amount of the Outstanding Securities of any series, determined as provided in Section 101, Section 104 and Section 512, relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Indenture with respect to the Securities of such series; and

(iv)                              no provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

(d)                                 Whether or not therein expressly so provided, every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Section.

Section 602.                             Notice of Defaults.  If a default occurs hereunder with respect to the Securities of a series, the Trustee, within 90 days of such default, shall give the Holders of such Securities notice of such default as and to the extent provided by the Trust Indenture Act; provided, however, that the Trustee may withhold notice to the Holders of any default with respect to Securities of a series if and so long as the board of directors, the executive committee or a trust committee of directors or Responsible Officers of the Trustee in good faith determine that the withholding of the notice is in the interest of the Holders of such Securities.  For the purpose of this Section, the term “default” means any event which is, or after notice or lapse of time or both would become, an Event of Default with respect to the Securities of a series.

Section 603.                             Certain Rights of Trustee.  Subject to the provisions of Section 601:

(1)                                 the Trustee may conclusively rely and shall be protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;

(2)                                 any request or direction of the Company mentioned herein shall be sufficiently evidenced by a Company Request or Company Order, and any resolution of the Board of Directors shall be sufficiently evidenced by a Board Resolution;

(3)                                 whenever in the administration of this Indenture the Trustee shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Trustee (unless other evidence be herein specifically prescribed) may, in the absence of bad faith on its part, rely upon an Officers’ Certificate and may at its discretion secure such further evidence deemed necessary or advisable, but shall in no case be bound to secure the same;

(4)                                 the Trustee may consult with counsel of its selection and the advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon;

(5)                                 the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Company, personally or by agent or attorney and shall incur no liability of any kind by reason of such inquiry or investigation;

(6)                                 the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys, and the Trustee shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed with due care by it hereunder;

(7)                                 the Trustee’s immunities and protections from liability and its rights to compensation and indemnification in connection with the performance of its duties under this Indenture shall extend to the Trustee’s officers, directors, agents and employees and its services as Paying Agent, Security Registrar or any other role assumed by the Trustee hereunder or to which it has been appointed with respect to the Securities issued hereunder.  Such immunities and protections and right to indemnification, together with the Trustee’s right to compensation, shall survive the Trustee’s resignation or removal and final payment of the Securities;

(8)                                 the Trustee is not required to give any bond or surety with respect to the performance of its duties or the exercise of its powers under this Indenture;

(9)                                 the Trustee shall not be deemed to have actual knowledge of any “default” or Event of Default hereunder except (i) during any period it is serving as Paying Agent for the Securities of a series, any Event of Default pursuant to Section 501(3) relating to payment of principal of, premium, if any, on, or interest on such Securities, or (ii) any default or Event of Default of which a Responsible Officer shall have received written notification from the Company or the Holders of at least 25% in aggregate principal amount of the Securities of the series with respect to which such default or Event of Default has occurred and is continuing or obtained “actual knowledge.”  The term “actual knowledge” as used herein shall mean the actual fact or statement of knowing by a Responsible Officer without independent investigation with respect thereto.  The term “default” as used in this Section 603 shall mean any event which is, or after notice or lapse of time or both would become, an Event of Default with respect to Securities of a series;

(10)                          the Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture (other than the payment of debt service on the Securities from moneys furnished to it pursuant hereto), whether at the request or direction of the Holders or any other Person, pursuant to this Indenture or otherwise, unless it shall have been offered indemnity or security satisfactory to it against the fees, advances, costs, expenses and liabilities which might be incurred by it in connection with the exercise of any such rights or powers;

(11)                          in no event shall the Trustee be responsible or liable for special, indirect, or consequential loss or damage of any kind whatsoever (including, but not limited to, loss of profit) irrespective of whether the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action; and

(12)                          the Trustee may request that the Company deliver an Officers’ Certificate setting forth the names of individuals and/or titles of officers authorized at such time to take specified actions pursuant to this Indenture, which Officers’ Certificate may be signed by any person authorized to sign an Officers’ Certificate, including any person specified as so authorized in any such certificate previously delivered and not superseded.

Notwithstanding anything else herein contained, (i) the Trustee shall not be liable for any error of judgment made in good faith by any officer of the Trustee and (ii) no provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers if it believes the repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

Section 604.                             Not Responsible for Recitals or Issuance of Securities.  The recitals contained herein and in the Securities, except the Trustee’s certificates of authentication, shall be taken as the statements of the Company, and neither the Trustee nor any Authenticating Agent assumes any responsibility for their correctness.  The Trustee makes no representations as to the validity or sufficiency of this Indenture or of the Securities.  Neither the Trustee nor any Authenticating Agent shall be accountable for the use or application by the Company of Securities or the proceeds thereof.

Section 605.                             May Hold Securities.  The Trustee, any Authenticating Agent, any Paying Agent, any Security Registrar or any other agent of the Company, in its individual or any other capacity, may become the owner or pledgee of Securities and, subject to Sections 608 and 613, may otherwise deal with the Company with the same rights it would have if it were not Trustee, Authenticating Agent, Paying Agent, Security Registrar or such other agent.

Section 606.                             Money Held in Trust.  Money held by the Trustee in trust hereunder need not be segregated from other funds except to the extent required by law.  The Trustee shall be under no liability for interest on any money received by it hereunder except as agreed with the Company herein or otherwise.

Section 607.                             Compensation and Reimbursement.  Each of the Company and the Subsidiary Guarantor agree:

(1)                                 to pay to the Trustee from time to time reasonable compensation for all services rendered by it hereunder (which compensation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust);

(2)                                 except as otherwise expressly provided herein, to reimburse the Trustee upon its request for all reasonable expenses, disbursements and advances incurred or made by the Trustee in accordance with any provision of this Indenture and incurred or made without negligence, willful misconduct or bad faith of it or of its agents or attorneys (including the reasonable compensation, disbursements and expenses of its agents or attorneys);

(3)                                 to jointly and severally indemnify each of the Trustee or any predecessor Trustee and their agents for, and to hold them harmless against, any and all loss, damage, claim, liability or expense, including taxes (other than taxes based upon, measured by or determined by the income of the Trustee) incurred without negligence, willful misconduct or bad faith on its part, arising out of or in connection with the acceptance or administration of the trust or trusts hereunder, including the reasonable costs and expenses of defending itself against any claim (whether asserted by the Company, or any Holder or any other Person) or liability in connection with the exercise or performance of any of its powers or duties hereunder, or in connection with enforcing the provisions of this Section; and

(4)                                 without limiting any rights available to the Trustee under applicable law, that when the Trustee incurs expenses or renders services in connection with an Event of Default specified in Section 501(1) or Section 501(2), the expenses (including the reasonable charges and expenses of its counsel) and the compensation for the services are intended to constitute expenses of administration under any applicable Federal or State bankruptcy, insolvency or other similar law.

Section 608.                             Disqualification; Conflicting Interests.  If the Trustee has or shall acquire a conflicting interest within the meaning of the Trust Indenture Act, the Trustee shall either eliminate such interest or resign, to the extent and in the manner provided by, and subject to the provisions of, the Trust Indenture Act and this Indenture.  To the extent permitted by the Trust Indenture Act, the Trustee shall not be deemed to have a conflicting interest by virtue of being a trustee under this Indenture with respect to Securities of more than one series, or by virtue of being a Trustee under this Indenture and under (i) the Senior Indenture dated as of October 11, 2006 between the Company and The Bank of New York Mellon Trust Company, N.A. (formerly known as The Bank of New York), as trustee or (ii) the Senior Indenture dated as of May 21, 2009 between the Company, the Subsidiary Guarantor and The Bank of New York Mellon Trust Company, N.A., as trustee.

Section 609.                             Corporate Trustee Required; Eligibility.  The Trustee shall at all times satisfy the requirements of Section 310(a) of the Trust Indenture Act.  The Trustee shall (i) be a corporation organized and doing business under the laws of the United States of America, any State thereof or the District of Columbia, (ii) be authorized under such laws to exercise corporate trust powers, (iii) have a combined capital and surplus of at least $50,000,000, and (iv) be subject to supervision or examination by Federal or State authority.  If such corporation files reports of condition at least annually, pursuant to law or to the requirements of said supervising or examining authority, then for the purposes of this Section, the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so filed.  If the Trustee has or shall acquire a conflicting interest within the meaning of the Trust Indenture Act, the Trustee shall either eliminate such interest or resign, to the extent and in the manner provided by, and subject to the provisions of, the Trust Indenture Act and this Indenture.  If at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section, it shall resign immediately in the manner and with the effect hereinafter specified in this Article Six.  Neither the Company nor any Person directly or indirectly controlling, controlled by or under common control with the Company shall serve as Trustee for the Securities of any series issued hereunder.

Section 610.                             Resignation and Removal; Appointment of Successor.  No resignation or removal of the Trustee and no appointment of a successor Trustee pursuant to this Article shall become effective until the acceptance of appointment by the successor Trustee in accordance with the applicable requirements of Section 611.

The Trustee may resign as Trustee at any time with respect to the Securities of one or more series by giving written notice thereof to the Company.  If the instrument of acceptance by a successor Trustee required by Section 611 shall not have been delivered to the resigning Trustee within 30 days after the giving of such notice of resignation, the resigning Trustee may, at the expense of the Company, petition any court of competent jurisdiction for the appointment of a successor Trustee with respect to the Securities of such series.

The Trustee may be removed as Trustee hereunder at any time with respect to the Securities of any series by Act of the Holders of a majority in principal amount of the Outstanding Securities of such series, delivered to the Trustee and to the Company.

If at any time an instrument of acceptance by a successor Trustee required by Section 611 shall not have been delivered to the Trustee within 30 days after the date a notice of removal is delivered to the Trustee, the Trustee being removed may, at the expense of the Company, petition any court of competent jurisdiction for the appointment of a successor Trustee with respect to the Securities of such series.

If at any time:

(1)                                 the Trustee shall fail to comply with Section 608 after written request therefor by the Company or by any Holder who has been a bona fide Holder of a Security for at least six months; or

(2)                                 the Trustee shall cease to be eligible under Section 609 and shall fail to resign after written request therefor by the Company or by any such Holder; or

(3)                                 the Trustee shall become incapable of acting or shall be adjudged a bankrupt or insolvent or a receiver of the Trustee or of its property shall be appointed or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then, in any such case, (i) the Company by a Board Resolution may remove the Trustee, or (ii) subject to Section 514, any Holder who has been a bona fide Holder of a Security for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee or Trustees.

If the Trustee shall resign, be removed or become incapable of acting, or if a vacancy shall occur in the office of Trustee for any cause with respect to the Securities of one or more series, the Company, by a Board Resolution, shall promptly appoint a successor Trustee or Trustees with respect to the Securities of that or those series and shall comply with the applicable requirements of Section 611.  If, within one year after such resignation, removal or incapability, or the occurrence of such vacancy, a successor Trustee with respect to the Securities of any series shall be appointed by Act of the Holders of a majority in principal amount of the Outstanding Securities of such series delivered to the Company and the retiring Trustee, the successor Trustee so appointed shall, forthwith upon its acceptance of such appointment in accordance with the applicable requirements of Section 611, become the successor Trustee with respect to the Securities of such series and to that extent supersede the successor Trustee appointed by the Company.  If no successor Trustee with respect to the Securities of any series shall have been so appointed by the Company or the Holders and shall have accepted appointment in the manner required by Section 611, any Holder who has been a bona fide Holder of a Security for at least six months may, subject to Section 514, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the appointment of a successor Trustee with respect to the Securities of such series.

The Company shall give notice of each resignation and each removal of the Trustee with respect to the Securities of any series and each appointment of a successor Trustee with respect to the Securities of any series by mailing written notice of such event by first-class mail, postage prepaid, to the Holders of Securities of such series as their names and addresses appear in the Security Register.  Each notice shall include the name of the successor Trustee with respect to the Securities of such series and the address of its Corporate Trust Office.

Section 611.                             Acceptance of Appointment by Successor.

(a)                                 In the case of the appointment hereunder of a successor Trustee with respect to all Securities, every such successor Trustee so appointed shall execute, acknowledge and deliver to the Company and to the retiring Trustee an instrument accepting such appointment, and thereupon the resignation or removal of the retiring Trustee shall become effective and such successor Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the retiring Trustee; but, on the request of the Company or the successor Trustee, such retiring Trustee shall, upon payment of its charges, execute and deliver an instrument transferring to such successor Trustee all the rights, powers and trusts of the retiring Trustee and shall duly assign, transfer and deliver to such successor Trustee all property and money held by such retiring Trustee hereunder.

(b)                                 In case of the appointment hereunder of a successor Trustee with respect to the Securities of one or more (but not all) series, the Company, the retiring Trustee and each successor Trustee with respect to the Securities of one or more series shall execute and deliver an indenture supplemental hereto wherein each successor Trustee shall accept such appointment and which (i) shall contain such provisions as shall be necessary or desirable to transfer and confirm to, and to vest in, each successor Trustee all the rights, powers, trusts and duties of the retiring Trustee with respect to the Securities of that or those series to which the appointment of such successor Trustee relates, (ii) if the retiring Trustee is not retiring with respect to all Securities, shall contain such provisions as shall be deemed necessary or desirable to confirm that all the rights, powers, trusts and duties of the retiring Trustee with respect to the Securities of that or those series as to which the retiring Trustee is not retiring shall continue to be vested in the retiring Trustee, and (iii) shall add to or change any of the provisions of this Indenture as shall be necessary to provide for or facilitate the administration of the trusts hereunder by more than one Trustee, it being understood that nothing herein or in such supplemental indenture shall constitute such Trustees co-trustees of the same trust and that each such Trustee shall be trustee of a trust or trusts hereunder separate and apart from any trust or trusts hereunder administered by any other such Trustee and upon the execution and delivery of such supplemental indenture the resignation or removal of the retiring Trustee shall become effective to the extent provided therein and each such successor Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts, and duties of the retiring Trustee with respect to the Securities of that or those series to which the appointment of such successor Trustee relates; but, on request of the Company or any successor Trustee, such retiring Trustee shall duly assign, transfer and deliver to such successor Trustee all property and money held by such retiring Trustee hereunder with respect to the Securities of that or those series to which the appointment of such successor Trustee relates.

(c)                                  Upon request of any such successor Trustee, the Company shall execute any and all instruments for more fully and certainly vesting in and confirming to such successor Trustee all such rights, powers and trusts referred to in paragraph (a) or (b) of this Section, as the case may be.

(d)                                 No successor Trustee shall accept its appointment unless at the time of such acceptance such successor Trustee shall be qualified and eligible under this Article.

Section 612.                             Merger, Conversion, Consolidation or Succession to Business.  Any corporation into which the Trustee may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation succeeding to all or substantially all of the corporate trust business of the Trustee, shall be the successor of the Trustee hereunder, provided such corporation shall be otherwise qualified and eligible under this Article, without the execution or filing of any paper or any further act on the part of any of the parties hereto.  In case any Securities shall have been authenticated, but not delivered, by the Trustee then in office, any successor by merger, conversion or consolidation to such authenticating Trustee may adopt such authentication and deliver the Securities so authenticated with the same effect as if such successor Trustee had itself authenticated such Securities.

Section 613.                             Preferential Collection of Claims Against Company.  If and when the Trustee shall be or become a creditor of the Company (or any other obligor upon the Securities), the Trustee shall be subject to the provisions of the Trust Indenture Act regarding the collection of claims against the Company (or any such other obligor).

Section 614.                             Appointment of Authenticating Agent.  The Trustee may appoint an Authenticating Agent or Agents with respect to one or more series of Securities which shall be authorized to act on behalf of the Trustee to authenticate Securities of such series issued upon original issue and upon exchange, registration of transfer or partial redemption thereof or pursuant to Section 306, and Securities so authenticated shall be entitled to the benefits of this Indenture and shall be valid and obligatory for all purposes as if authenticated by the Trustee hereunder.  Wherever reference is made in this Indenture to the authentication and delivery of Securities by the Trustee or the Trustee’s certificate of authentication, such reference shall be deemed to include authentication and delivery on behalf of the Trustee by an Authenticating Agent and a certificate of authentication executed on behalf of the Trustee by an Authenticating Agent.  Each Authenticating Agent shall be acceptable to the Company and shall at all times be a corporation organized and doing business under the laws of the United States of America, any State, Territory or the District of Columbia, authorized under such laws to act as Authenticating Agent, having a combined capital and surplus of not less than $50,000,000 and subject to supervision or examination by Federal or State authority.  If such Authenticating Agent files reports of condition at least annually, pursuant to law or to the requirements of said supervising or examining authority, then for the purposes of this Section, the combined capital and surplus of such Authenticating Agent, shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so filed.  If at any time an Authenticating Agent shall cease to be eligible in accordance with the provisions of this Section, such Authenticating Agent shall resign immediately in the manner and with the effect specified in this Section.

Any corporation into which an Authenticating Agent may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which such Authenticating Agent shall be a party, or any corporation succeeding to all or substantially all of the corporate trust business of an Authenticating Agent shall be the successor Authenticating Agent hereunder, provided such corporation shall be otherwise eligible under this Section, without the execution or filing of any paper or any further act on the part of the Trustee or the Authenticating Agent.

An Authenticating Agent may resign at any time by giving written notice thereof to the Trustee and to the Company.  The Trustee may at any time terminate the agency of an Authenticating Agent by giving written notice thereof to such Authenticating Agent and to the Company.  Upon receiving such a notice of resignation or upon such a termination, or in case at any time such Authenticating Agent shall cease to be eligible in accordance with the provisions of this Section, the Trustee may appoint a successor Authenticating Agent which shall be acceptable to the Company and shall give notice of such appointment in the manner provided in Section 106 to all Holders of Securities of the series with respect to which such Authenticating Agent will serve.  Any successor Authenticating Agent upon acceptance of its appointment hereunder shall become vested with all the rights, powers and duties of its predecessor hereunder, with like effect as if originally named as an Authenticating Agent.

No successor Authenticating Agent shall be appointed unless eligible under the provisions of this Section.

The Company agrees to pay to each Authenticating Agent from time to time compensation for its services under this Section as agreed to in writing between the parties.

If an appointment with respect to one or more series is made pursuant to this Section, the Securities of such series may have endorsed thereon, in addition to the Trustee’s certificate of authentication, an alternative certificate of authentication in the following form:

This is one of the Securities referred to in the within-mentioned Indenture.

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., as Trustee

By:
As Authenticating Agent

By:
Authorized Signatory

Dated:

ARTICLE SEVEN

HOLDERS’ LISTS AND REPORTS BY TRUSTEE AND COMPANY

Section 701.                             Company to Furnish Trustee Names and Addresses of Holders.  The Company will furnish or cause to be furnished to the Trustee:

(a)                                 semi-annually, not more than 15 days after each Regular Record Date, a list, in such form as the Trustee may reasonably require, of the names and addresses of the Holders as of such Regular Record Date, and

(b)                                 at such other times as the Trustee may request in writing, within 30 days after the receipt by the Company of any such request, a list of similar form and content as of a date not more than 15 days prior to the time such list is furnished; provided, that no such list need be provided in any case to the extent it would include names and addresses received by the Trustee in its capacity as Security Registrar.

Section 702.                             Preservation of Information, Communications to Holders.

(a)                                 The Trustee shall preserve, in as current a form as is reasonably practicable, the names and addresses of Holders contained in the most recent list furnished to the Trustee as provided in Section 701 and the names and addresses of Holders received by the Trustee in its capacity as Security Registrar.  The Trustee may destroy any list furnished to it as provided in Section 701 upon receipt of a new list so furnished.

(b)                                 The rights of Holders to communicate with other Holders with respect to their rights under this Indenture or under the Securities, and the corresponding rights and privileges of the Trustee, shall be as provided by the Trust Indenture Act.

(c)                                  Every Holder of Securities, by receiving and holding the same, agrees with the Company and the Trustee that neither the Company nor the Trustee nor any agent of either of them shall be held accountable by reason of any disclosure of information as to names and addresses of Holders made pursuant to the Trust Indenture Act.

Section 703.                             Reports by Trustee.  The Trustee shall transmit to Holders such reports concerning the Trustee and its actions under this Indenture as may be required pursuant to the Trust Indenture Act at the times and in the manner provided pursuant thereto.  If required by Section 313(a) of the Trust Indenture Act, the Trustee shall, within 60 days after each May 15 following the date of this Indenture, deliver to Holders a brief report, dated as of such May 15, which complies with the provisions of such Section 313(a).

A copy of each such report shall, at the time of such transmission to Holders, be filed by the Trustee with each stock exchange, if any, upon which any Securities are listed, with the Commission and with the Company.  The Company will notify the Trustee whenever any Securities are listed on any stock exchange and any delisting thereof.

Section 704.                             Reports by Company.  The Company shall:

(1)                                 file with the Trustee, within 15 days after the Company files the same with the Commission, copies of the annual reports and of the information, documents and other reports (or copies of such portions of any of the foregoing as the Commission may from time to time by rules and regulations prescribe) which the Company may be required to file with the Commission pursuant to Section 13 or Section 15(d) of the Exchange Act; or, if the Company is not required to file information, documents or reports pursuant to either of said Sections, then it shall file with the Trustee and the Commission, in accordance with rules and regulations prescribed from time to time by the Commission, such of the supplementary and periodic information, documents and reports which may be required pursuant to Section 13 of the Exchange Act in respect of a security listed and registered on a national securities exchange as may be prescribed from time to time in such rules and regulations.  All reports, information and documents described in this Section 704(1) and filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval (EDGAR) system or any successor system shall be deemed to be filed with the Trustee.  The Company also shall at all times comply with the provisions of Section 314(a) of the Trust Indenture Act;

(2)                                 file with the Trustee and the Commission, in accordance with rules and regulations prescribed from time to time by the Commission, such additional information, documents and reports with respect to compliance by the Company with the conditions and covenants of this Indenture as may be required from time to time by such rules and regulations; and

(3)                                 transmit by mail, to all Holders, as their names and addresses appear in the Security Register, within 30 days after the filing thereof with the Trustee, such summaries of any information, documents and reports required to be filed by the Company pursuant to clauses (1) and (2) of this Section as may be required by rules and regulations prescribed from time to time by the Commission.

Delivery of such reports, information and documents to the Trustee is for informational purposes only and the Trustee’s receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company’s compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officers’ Certificates).

ARTICLE EIGHT

CONSOLIDATION, MERGER, CONVEYANCE, TRANSFER OR LEASE

Section 801.                             Company May Consolidate, Etc., Only on Certain Terms.

(a)                                 Subject to Section 801(c), the Company shall not consolidate with or merge with or into any other Person or convey, transfer or lease its assets substantially as an entirety to any Person, and the Company shall not permit any Person to consolidate with or merge with or into the Company, unless:

(1)                                 the Company is the surviving corporation in a merger or consolidation; or

(2)                                 in case the Company shall consolidate with or merge into another Person or convey, transfer or lease its assets substantially as an entirety to any Person, the Person formed by such consolidation or into which the Company is merged or the Person which acquires by conveyance or transfer, or which leases, the assets of the Company substantially as an entirety shall be a corporation, partnership, trust or limited liability company, organized and validly existing under the laws of the United States of America, any State thereof or the District of Columbia and shall expressly assume, by an indenture supplemental hereto, executed and delivered to the Trustee, the due and punctual payment of the principal of (and premium, if any) and interest (including Additional Interest) on all the Securities and the performance or observance of every covenant of this Indenture on the part of the Company to be performed or observed; and

(3)                                 immediately after giving effect to such transaction, no Event of Default, and no event which, after notice or lapse of time or both, would become an Event of Default, shall have happened and be continuing; and

(4)                                 the Company has delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that such consolidation, merger, conveyance, transfer or lease and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture comply with this Article and that all conditions precedent herein provided for relating to such transaction have been complied with.

(b)                                 Subject to Section 801(c), any indebtedness which becomes an obligation of the Company or any Subsidiary as a result of any such transaction shall be treated as having been incurred by the Company or such Subsidiary at the time of such transaction.

(c)                                  The provisions of Section 801(a) and (b) shall not be applicable to:

(1)                                 the direct or indirect conveyance, transfer or lease of all or any portion of the stock, assets or liabilities of any of the Company’s wholly owned Subsidiaries to the Company or to other wholly owned Subsidiaries of the Company; or

(2)                                 any recapitalization transaction, a change of control of the Company or a highly leveraged transaction unless such transaction or change of control is structured to include a merger or consolidation by the Company or the conveyance, transfer or lease of the Company’s assets substantially as an entirety.

Section 802.                             Successor Corporation Substituted.  Upon any consolidation of the Company with, or merger of the Company into, any other Person or any conveyance, transfer or lease of the assets of the Company substantially as an entirety in accordance with Section 801, the successor Person formed by such consolidation or into which the Company is merged or to which such conveyance, transfer or lease is made shall succeed to, and be substituted for, and may exercise every right and power of, the Company under this Indenture with the same effect as if such successor Person had been named as the Company herein, and thereafter, except in the case of any lease, the Company shall be relieved of all obligations and covenants under this Indenture and the Securities and may be dissolved and liquidated.

In case of any such consolidation, merger, conveyance, transfer or lease, such changes in phraseology and form may be made in the Securities thereafter to be issued as may be appropriate.

ARTICLE NINE

SUPPLEMENTAL INDENTURES

Section 901.                             Supplemental Indentures Without Consent of Holders.  Without the consent of any Holders, the Company and, if applicable, the Subsidiary Guarantor, in each case when authorized by a Board Resolution, and the Trustee, at any time and from time to time, may enter into one or more indentures supplemental hereto or, if applicable, into agreements supplemental hereto with respect to any Subsidiary Guarantee, in form satisfactory to the Trustee, for any of the following purposes:

(1)                                 to evidence the succession of another Person to the Company and the assumption by any such successor of the covenants of the Company herein and in the Securities; or

(2)                                 to evidence the succession of another Person to the Subsidiary Guarantor and the assumption by any such successor of the Subsidiary Guarantor’s obligations under any Subsidiary Guarantee (in either case with such changes herein and therein as may be necessary or advisable to reflect such Person’s legal status, if such Person is not a corporation); or

(3)                                 to convey, transfer, assign, mortgage or pledge any property to or with the Trustee or to surrender any right or power herein conferred upon the Company; or

(4)                                 to provide for the issuance under this Indenture of Securities in bearer form (including securities registrable as to principal only) and to provide for exchangeability of such Securities for Securities issued hereunder in fully registered form, and to make all appropriate changes for such purpose; or

(5)                                 to provide for the issuance of and establish the form and terms and conditions of the Securities of any series as provided in Section 201 or 301; or

(6)                                 to add to, delete from, or revise the conditions, limitations, and restrictions on the authorized principal amount, terms, or purposes of issue, authentication, and delivery of the Securities, as herein set forth; provided that no such indenture supplemental hereto shall apply to Securities that are then

Outstanding, except in connection with any change in authorized principal amount contemplated by the proviso to Section 301(2); or

(7)                                 to add to the covenants of the Company or, if applicable, the Subsidiary Guarantor, for the benefit of the Holders of all Securities or any series of Securities (and if such covenants are to be for the benefit of less than all series of Securities, stating that such covenants are expressly being included solely for the benefit of such series) or to surrender any right or power herein conferred upon the Company or, if applicable, the Subsidiary Guarantor, or to add to the rights of the Holders of any series of Securities; or

(8)                                 to add any additional Events of Default (and if such additional Events of Default are to be for the benefit of less than all series of Securities, stating that such additional Events of Default are expressly being included solely for the benefit of such series); or

(9)                                 to add to, change or eliminate any of the provisions of this Indenture in respect of one or more series of Securities; provided that any such addition, change or elimination (A) shall neither (i) apply to any Security of any series created prior to the execution of such supplemental indenture and entitled to the benefit of such provision nor (ii) modify the rights of the Holder of any such Security with respect to such provision or (B) shall become effective only when there is no such Security Outstanding; or

(10)                          to secure the Securities; or

(11)                          to evidence and provide for the acceptance of appointment hereunder by a successor Trustee with respect to the Securities of one or more series and to add to or change any provisions of this Indenture as shall be necessary to provide for or facilitate the administration of the trusts hereunder by more than one Trustee pursuant to the requirements of Section 611(b); or

(12)                          to cure any ambiguity, to correct or supplement any provision herein, in any Securities or in any Subsidiary Guarantee which may be defective or inconsistent with any other provision herein, or to make any other provisions with respect to matters or questions arising under this Indenture as the Company and the Trustee may deem necessary and desirable, provided that such action pursuant to this clause (12) shall not adversely affect the interests of the Holders of Securities of any series in any material respect; or

(13)                          to conform any provision hereof to the requirements of the Trust Indenture Act or otherwise as necessary to comply with applicable law; or

(14)                          to modify the provisions in Article Twelve or Article Thirteen of this Indenture with respect to the subordination of Outstanding Securities of any series or the Subsidiary Guarantee, as applicable, in a manner not materially adverse to the Holders of such Securities; or

(15)                          to make any change that does not adversely affect the rights of any Holder in any material respect.

Section 902.                             Supplemental Indentures With Consent of Holders.  With the consent of the Holders of not less than a majority in principal amount of the Outstanding Securities of each series affected by such supplemental indenture, by Act of said Holders delivered to the Company, the Subsidiary Guarantor and the Trustee, the Company and, if applicable, the Subsidiary Guarantor, in each case when authorized by a Board Resolution, and the Trustee may enter into an indenture or indentures supplemental hereto for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Indenture or of modifying in any manner the rights of the Holders of Securities of such series under this Indenture and, if applicable, the Subsidiary Guarantor and the Trustee may enter into an agreement or agreements supplemental hereto to add to or to change or eliminate any provisions of a Subsidiary Guarantee; provided, however, that no such supplemental indenture shall, without the consent of the Holder of each Outstanding Security affected thereby:

(1)                                 except to the extent permitted by Section 311 or as otherwise specified as contemplated by Section 301 with respect to an Extension Period in respect of the Securities of any series, change the Stated Maturity of the principal of, or any installment of interest (including any Additional Interest) payable on, any Outstanding Security, or reduce the principal amount of or the rate of interest thereon or reduce any premium payable upon the redemption thereof, or reduce the amount of principal of an Original Issue Discount Security that would be due and payable upon redemption or would be provable in bankruptcy, or adversely affect any right of repayment of the Holder of any Security or change the Place of Payment or the coin or currency in which, any Outstanding Security or the interest thereon is payable, or impair the right to institute suit for the enforcement of any such payment on or after the Stated Maturity thereof (or, in the case of redemption, on or after the Redemption Date);

(2)                                 reduce the percentage in principal amount of the Outstanding Securities of any series, the consent of whose Holders is required for any such supplemental indenture, or the consent of whose Holders is required for any waiver of compliance with certain provisions of this Indenture or certain defaults hereunder and their consequences;

(3)                                 modify any of the provisions of this Section, Section 513 or Section 1005, except to increase any such percentage or to provide that certain other provisions of this Indenture cannot be modified or waived without the consent of the Holder of each Outstanding Security affected thereby; provided, however, that this clause shall not be deemed to require the consent of any Holder with respect to changes in the references to “the Trustee” and concomitant changes in this Section and Section 1005, or the deletion of this proviso, in accordance with the requirements of Sections 611 and 901(11); or

(4)                                 modify the provisions of Article Twelve or Article Thirteen of this Indenture with respect to the subordination of Outstanding Securities of any series or the Subsidiary Guarantee, as applicable, in a manner materially adverse to the Holders of such Securities.

A supplemental indenture which changes or eliminates any covenant or other provision of this Indenture, or a supplemental agreement which changes or eliminates any covenant or other provision of a Subsidiary Guarantee, which has expressly been included solely for the benefit of one or more particular series of Securities, or which modifies the rights of the Holders of Securities of such series with respect to such covenant or other provision, shall be deemed not to affect the rights under this Indenture of the Holders of Securities of any other series.

It shall not be necessary for any Act of Holders under this Section to approve the particular form of any proposed supplemental indenture, but it shall be sufficient if such Act shall approve the substance thereof.

Section 903.                             Execution of Supplemental Indentures.  In executing or accepting the additional trusts created by any supplemental indenture permitted by this Article or the modifications thereby of the trusts created by this Indenture, the Trustee shall be provided with, and (subject to Section 601) shall be fully protected in relying upon, an Officers’ Certificate and an Opinion of Counsel each stating that the execution of such supplemental indenture is authorized or permitted by this Indenture, and that all conditions precedent have been complied with.  The Trustee may, but shall not be obligated to, enter into any such supplemental indenture which affects the Trustee’s own rights, duties, protections, privileges, indemnities, liabilities or immunities under this Indenture or otherwise.

Section 904.                             Effect of Supplemental Indentures.  Upon the execution of any supplemental indenture under this Article, this Indenture shall be modified in accordance therewith, and such supplemental indenture shall form a part of this Indenture for all purposes; and every Holder of Securities theretofore or thereafter authenticated and delivered hereunder shall be bound thereby.

Section 905.                             Conformity with Trust Indenture Act.  Every supplemental indenture executed pursuant to this Article shall conform to the requirements of the Trust Indenture Act as then in effect.

Section 906.                             Reference in Securities to Supplemental Indentures.  Securities authenticated and delivered after the execution of any supplemental indenture pursuant to this Article may, and shall if required by the Trustee, bear a notation in form approved by the Trustee as to any matter provided for in such supplemental indenture.  If the Company shall so determine, new Securities of any series so modified as to conform, in the opinion of the Trustee and the Board of Directors, to any such supplemental indenture may be prepared and executed by the Company and authenticated and delivered by the Trustee in exchange for Outstanding Securities of such series.

ARTICLE TEN

COVENANTS

Section 1001.                      Payment of Principal, Premium and Interest.  Subject to Section 311 and as otherwise specified or contemplated by Section 301 with respect to the extension of the interest payment period of the Securities of any series, the Company covenants and agrees for the benefit of each series of Securities that it will duly and punctually pay the principal of (and premium, if any) and interest on the Securities of that series in accordance with the terms of such Securities and this Indenture.

Unless otherwise specified as contemplated by Section 301, the Company shall pay interest on overdue amounts at the rate set forth in the first paragraph of the Securities, and it shall pay interest on overdue interest at the same rate (to the extent that the payment of such interest shall be legally enforceable), which interest on overdue interest shall accrue from the date such amounts became overdue.

Section 1002.                      Maintenance of Office or Agency.  The Company will maintain in the Borough of Manhattan, The City of New York and each other Place of Payment for any series, an office or agency where Securities of that series may be presented or surrendered for payment, and an office or agency where Securities may be surrendered for registration of transfer or exchange and where notices and demands to or upon the Company in respect of the Securities and this Indenture may be served.  The Company initially appoints the Trustee, acting through an affiliate of its Corporate Trust Office, as its agent for said purposes.  The Company will give prompt written notice to the Trustee of the location, and any change in the location, of any such office or agency.  If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office, and the Company hereby appoints the Trustee as its agent to receive all such presentations, surrenders, notices and demands.

The Company may also from time to time designate one or more other offices or agencies where the Securities may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency in the Borough of Manhattan, The City of New York and each other Place of Payment for Securities of any series for such purposes.  The Company will give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

Section 1003.                      Money for Securities Payments to Be Held in Trust.  If the Company shall at any time act as its own Paying Agent with respect to any series of Securities, it will, on or before each due date of the principal of (and premium, if any) or interest on any of the Securities of such series, segregate and hold in trust for the benefit of the Persons entitled thereto a sum sufficient to pay the principal (and premium, if any) and any interest so becoming due until such sums shall be paid to such Persons or otherwise disposed of as herein provided, and will promptly notify the Trustee of its action or failure so to act.

Whenever the Company shall have one or more Paying Agents, it will, prior to each due date of the principal of or interest on any Securities, deposit with a Paying Agent a sum sufficient to pay the principal (and premium, if any) or interest so becoming due, such sum to be held as provided by the Trust Indenture Act, and (unless such Paying Agent is the Trustee) the Company will promptly notify the Trustee of its action or failure so to act.

The Company will cause each Paying Agent other than the Trustee to execute and deliver to the Trustee an instrument in which such Paying Agent shall agree with the Trustee, subject to the provisions of this Section, that such Paying Agent will (i) comply with the provisions of the Trust Indenture Act applicable to it as a Paying Agent, (ii) give the Trustee notice of any default by the Company (or any other obligor upon the Securities) in the making of any payment of principal (and premium, if any) or interest, and (iii) at any time during the continuance of any such default, upon the written request of the Trustee, forthwith pay to the Trustee all sums so held in trust by such Paying Agent.

The Company may at any time, for the purpose of obtaining the satisfaction and discharge of this Indenture or for any other purpose, pay, or by Company Order direct any Paying Agent to pay, to the Trustee all sums held in trust by the Company or such Paying Agent, such sums to be held by the Trustee upon the same trusts as those upon which such sums were held by the Company or such Paying Agent; and, upon such payment by the Company or any Paying Agent to the Trustee, such Paying Agent shall be released from all further liability with respect to such money.

Any money or U.S. Government Obligation (including the proceeds thereof and the interest thereon) deposited with the Trustee or any Paying Agent, or then held by the Company, in trust for the payment of the principal of (and premium, if any) or interest on any Security and remaining unclaimed for two years after such principal (and premium, if any) or interest has become due and payable shall be paid to the Company at its option on Company Request (unless otherwise required by mandatory provision of applicable escheat or abandoned or unclaimed property law), or (if then held by the Company) shall (unless otherwise required by mandatory provision of applicable escheat or abandoned or unclaimed property law) be discharged from such trust; and the Holder of such Security shall thereafter, as an unsecured general creditor, look only to the Company for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Company as trustee thereof, shall thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of the Company cause to be published once, in a newspaper published in the English language, customarily published on each Business Day and of general circulation in the Borough of Manhattan, The City of New York, notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such publication, any unclaimed balance of such money then remaining will be repaid to the Company.

Section 1004.                      Statement by Officers as to Default.  The Company will deliver to the Trustee, within 120 days after the end of each fiscal year of the Company ending after the date hereof, an Officers’ Certificate covering the preceding fiscal year, stating whether or not, to the best knowledge of the signers thereof, the Company is in default in the performance and observance of any of the terms, provisions and conditions of this Indenture (without regard to any period of grace or requirement of notice provided hereunder) and, if the Company shall be in default, specifying all such defaults and the nature and status thereof of which they may have knowledge.

Section 1005.                      Waiver of Certain Covenants.  The Company may omit in any particular instance to comply with any term, provision, covenant or condition set forth in Section 801 or in any covenant provided pursuant to Section 301(10) or Section 901(7) for the benefit of the Holders, with respect to the Securities of any series if before or after the time for such compliance the Holders of at least a majority in principal amount of the Outstanding Securities of such series shall, by Act of such Holders, either waive such compliance in such instance or generally waive compliance with such term, provision or condition, but no such waiver shall extend to or affect such term, provision or condition except to the extent so expressly waived, and, until such waiver shall become effective, the obligations of the Company and the duties of the Trustee in respect of any such term, provision or condition shall remain in full force and effect.

ARTICLE ELEVEN

REDEMPTION OF SECURITIES

Section 1101.                      Company’s Right of Redemption.  Unless otherwise specified as contemplated by Section 301 with respect to the Securities of a particular series, and notwithstanding any additional redemption rights that may be so specified, the Company may, at its option, redeem the Securities of any series after their date of issuance in whole or in part at any time and from time to time, subject to the provisions of this Section 1101 and the other provisions of this Article Eleven.  Unless otherwise specified as contemplated by Section 301 with respect to the Securities of a particular series, the redemption price for any Security so redeemed shall be equal to 100% of the principal amount of such Securities then Outstanding plus accrued and unpaid interest up to, but excluding, the date fixed for redemption; provided, however, that installments of accrued and unpaid interest whose Stated Maturity is on or prior to the Redemption Date will be payable to the Holders of such Securities, or one or more Predecessor Securities, registered as such at the close of business on the relevant Regular Record Dates according to their terms and the provisions of Section 307, unless otherwise so specified.

Section 1102.                      Applicability of Article.  Redemption of Securities, as permitted or required by any form of Security issued pursuant to this Indenture or the documentation providing therefor, shall be made in accordance with such form of Security or documentation and this Article Eleven; provided, however, that if any provision of any such form of Security or documentation shall conflict with any provision of this Article, the provision of such form of Security or documentation shall govern.  Except as otherwise set forth in the form of Security for such series or such documentation, each Security shall be subject to partial redemption only in the amount of $1,000 or integral multiples of $1,000.

Section 1103.                      Election to Redeem; Notice to Trustee.  The election of the Company to redeem any Securities shall be evidenced by or pursuant to a Board Resolution.  In case of any redemption at the election of the Company of the Securities of a series, the Company shall, at least 45 days but not more than 60 days prior to the Redemption Date fixed by the Company (unless a shorter notice shall be satisfactory to the Trustee), notify the Trustee of such Redemption Date, of the principal amount of Securities to be redeemed and, if applicable, of the tenor of the Securities to be redeemed.  In the case of any redemption of Securities (a) prior to the expiration of any restriction on such redemption provided in the terms of such Securities or (b) pursuant to an election of the Company which is subject to a condition specified in the terms of such Securities, the Company shall furnish the Trustee with an Officers’ Certificate and an Opinion of Counsel evidencing compliance with such restriction or condition.

Section 1104.                      Selection by Trustee of Securities to be Redeemed.  If less than all the Securities are to be redeemed (unless such redemption affects only a single Security), the particular Securities to be redeemed shall be selected not more than 45 days prior to the Redemption Date by the Trustee, from the Outstanding Securities not previously called for redemption, by such method as the Trustee in its sole discretion shall deem fair and appropriate (subject to the procedures of the Depositary) and which may provide for the selection for redemption of a portion of the principal amount of any Security, provided that the unredeemed portion of the principal amount of any Security shall be in an authorized denomination (which shall not be less than the minimum authorized denomination) for such Security.  If less than all the Securities of a specified tenor are to be redeemed (unless such redemption affects only a single Security), the particular Securities to be redeemed shall be selected not more than 45 days prior to the Redemption Date by the Trustee, from the Outstanding Securities and specified tenor not previously called for redemption in accordance with the preceding sentence.

The Trustee shall promptly notify the Company in writing of the Securities selected for redemption as aforesaid and, in the case of any Securities selected for partial redemption as aforesaid, the principal amount thereof to be redeemed.

The provisions of the two preceding paragraphs shall not apply with respect to any redemption affecting only a single Security, whether such Security is to be redeemed in whole or in part.  In the case of any such redemption in part, the unredeemed portion of the principal amount of the Security shall be in an authorized denomination (which shall not be less than the minimum authorized denomination) for such Security.

For all purposes of this Indenture, unless the context otherwise requires, all provisions relating to the redemption of Securities shall relate, in the case of any Securities redeemed or to be redeemed only in part, to the portion of the principal amount of such Securities which has been or is to be redeemed.  If the Company shall so direct, Securities registered in the name of the Company, any Affiliate or any Subsidiary thereof shall not be included in the Securities selected for redemption.

Section 1105.                      Notice of Redemption.  Unless otherwise specified as contemplated by Section 301 with respect to the Securities of a particular series, notice of redemption shall be given by first-class mail, postage prepaid, mailed not less than 30 nor more than 60 days prior to the Redemption Date, to each Holder of Securities to be redeemed, at its address appearing in the Security Register.  Unless the Company defaults in payment of the Redemption Price, on and after the Redemption Date, interest shall cease to accrue on the Securities.

All notices of redemption shall state:

(1)                                 the Redemption Date;

(2)                                 the Redemption Price, or if not then ascertainable, the manner of calculation thereof;

(3)                                 if less than all the Outstanding Securities consisting of more than a single Security are to be redeemed, the identification (and, in the case of partial redemption of any such Securities, the principal amounts) of the particular Securities to be redeemed and, if less than all the Outstanding Securities consisting of a single Security are to be redeemed, the principal amount of the particular Security to be redeemed;

(4)                                 that on the Redemption Date the Redemption Price will become due and payable upon each such Security to be redeemed and, if applicable, that interest thereon will cease to accrue on and after said date;

(5)                                 the place or places where each such Security is to be surrendered for payment of the Redemption Price; and

(6)                                 the CUSIP numbers, if any.

Notice of redemption of Securities to be redeemed at the election of the Company shall be given by the Company or, at the Company’s request, by the Trustee in the name and at the expense of the Company and shall be irrevocable; provided that ,in the latter case, the Company will give the Trustee at least 10 days prior notice of the date of the giving of such notice.  The notice if mailed in the manner herein provided shall be conclusively presumed to have been duly given, whether or not the Holder receives such notice. In any case, a failure to give such notice by mail or any defect in the notice to the Holder of any Security designated for redemption as a whole or in part shall not affect the validity of the proceedings for the redemption of any other Security.

Section 1106.                      Deposit of Redemption Price.  Prior to 10:00 a.m. New York City time on any Redemption Date, the Company shall deposit with the Trustee or with a Paying Agent (or, if the Company is acting as its own Paying Agent, segregate and hold in trust as provided in Section 1003) an amount of money sufficient to pay the Redemption Price of, and (except if the Redemption Date shall be an Interest Payment Date) accrued interest on, all the Securities which are to be redeemed on that date.

Section 1107.                      Securities Payable on Redemption Date.  Notice of redemption having been given pursuant to Section 1105, the Securities to be so redeemed shall, on the Redemption Date, become due and payable at the Redemption Price therein specified, and from and after such date (unless the Company shall default in the payment of the Redemption Price and accrued interest) such Securities shall cease to bear or accrue any interest.  Upon surrender of any such Security for redemption in accordance with said notice, such Security shall be paid by the Company at the Redemption Price, together with any accrued but unpaid interest to, but excluding, the Redemption Date; provided, however, that installments of accrued and unpaid interest whose Stated Maturity is on or prior to the Redemption Date will be payable to the Holders of such Securities, or one or more Predecessor Securities, registered as such at the close of business on the relevant Regular Record Dates according to their terms and the provisions of Section 307, unless, in connection with a Redemption Date falling on an Interest Payment Date, the Securities of the particular series provide that interest payable on an Interest Payment Date that is a Redemption Date shall be paid to the Person to whom principal is payable.

If any Security called for redemption shall not be so paid upon surrender thereof for redemption, the principal and any premium shall, until paid, bear interest from the Redemption Date at the rate prescribed therefor in the Security.

Section 1108.                      Securities Redeemed in Part.  Any Security which is to be redeemed only in part shall be surrendered at a Place of Payment therefor (with, if the Company or the Trustee so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Company and the Trustee duly executed by, the Holder thereof or his attorney duly authorized in writing), and the Company shall execute, and the Trustee shall authenticate and deliver to the Holder of such Security without service charge, a new Security or Securities of like tenor, of any authorized denomination as requested by such Holder, in aggregate principal amount equal to and in exchange for the unredeemed portion of the principal of the Security so surrendered.

ARTICLE TWELVE

SUBORDINATION OF SECURITIES

Section 1201.                      Securities Subordinate to Senior Indebtedness of the Company.  The Company covenants and agrees, and each Holder of a Security, by its acceptance thereof, likewise covenants and agrees, that, to the extent and in the manner hereinafter set forth in this Article, the payment of the principal of (and premium, if any) and interest (including any Additional Interest) on each and all of the Securities are hereby expressly made subordinate and junior in right of payment to the prior payment in full of all amounts then due and payable in respect of all Senior Indebtedness of the Company.  Each Holder, by its acceptance hereof, waives all notice of acceptance of the subordination provisions contained herein by each holder of Senior Indebtedness of the Company, whether now outstanding or hereafter incurred and waives reliance by each such holder upon said provisions.

Section 1202.                      Payment Over of Proceeds Upon Dissolution, Etc.  Upon any payment or distribution of assets to creditors upon any liquidation, dissolution, winding up, reorganization, assignment for the benefit of creditors, marshaling of assets or any bankruptcy, insolvency, debt restructuring or similar proceeding in connection with the Company’s insolvency or bankruptcy (each such event, if any, herein sometimes referred to as a “Proceeding”), the holders of Senior Indebtedness of the Company shall be entitled to receive payment in full of principal of (and premium, if any) and interest, if any, on such Senior Indebtedness, or provision shall be made for such payment in cash or cash equivalents or otherwise in a manner satisfactory to the holders of such Senior Indebtedness, before the Holders of the Securities are entitled to receive or retain any payment or distribution of any kind or character, whether in cash, property or securities (including any payment or distribution which may be payable or deliverable by reason of the payment of any other Indebtedness of the Company (including any series of the Securities) subordinated to the payment of the Securities, such payment or distribution being hereinafter referred to as a “Junior Subordinated Payment”), on account of principal of (or premium, if any) or interest (including any Additional Interest) on the Securities or on account of the purchase or other acquisition of Securities by the Company or any Subsidiary and to that end the holders of Senior Indebtedness of the Company shall be entitled to receive, for application to the payment thereof, any payment or distribution of any kind or character, whether in cash, property or securities, including any Junior Subordinated Payment, which may be payable or deliverable in respect of the Securities in any such Proceeding.

In the event that, notwithstanding the foregoing provisions of this Section, the Trustee or the Holder of any Security shall have received any payment or distribution of assets of the Company of any kind or character, whether in cash, property or securities, including any Junior Subordinated Payment, before all Senior Indebtedness of the Company is paid in full or payment thereof is provided for in cash or cash equivalents or otherwise in a manner satisfactory to the holders of such Senior Indebtedness, and if written notice thereof from the Company or any holder of such Senior Indebtedness (or any trustee, agent or representative therefor) shall, at least three Business Days prior to the time of such payment or distribution, have been received by a Responsible Officer of the Trustee or, as the case may be, such Holder, then and in such event such payment or distribution shall be paid over or delivered forthwith to the trustee in bankruptcy, receiver, liquidating trustee, custodian, assignee, agent or other Person making payment or distribution of assets of the Company for application to the payment of all Senior Indebtedness of the Company remaining unpaid, to the extent necessary to pay all Senior Indebtedness in full, after giving effect to any concurrent payment or distribution to or for the holders of such Senior Indebtedness.

For purposes of this Article only, the words “any payment or distribution of any kind or character, whether in cash, property or securities” shall not be deemed to include shares of stock of the Company as reorganized or readjusted, or securities of the Company or any other corporation provided for by a plan of reorganization or readjustment which securities are subordinated in right of payment to all then outstanding Senior Indebtedness of the Company to substantially the same extent as the Securities are so subordinated as provided in this Article.  The consolidation of the Company with, or the merger of the Company into, another Person or the liquidation or dissolution of the Company following the sale of all of its properties and assets or of its properties and assets substantially as an entirety to another Person or the liquidation or dissolution of the Company following the sale of all of its properties and assets or of its properties and assets substantially as an entirety to another Person upon the terms and conditions set forth in Article Eight shall not be deemed a Proceeding for the purposes of this Section if the Person formed by such consolidation or into which the Company is merged or the Person which acquires by sale all such properties and assets or such properties and assets substantially as an entirety, as the case may be, shall, as a part of such consolidation, merger, or sale comply with the conditions set forth in Article Eight.

Section 1203.                      Prior Payment to Senior Indebtedness of the Company Upon Acceleration of Securities.  In the event that any Securities are declared due and payable before their Stated Maturity, then and in such event the holders of the Senior Indebtedness of the Company outstanding at the time such Securities so become due and payable shall be entitled to receive payment in full of all amounts due on or in respect of such Senior Indebtedness (including any amounts due upon acceleration), or provision shall be made for such payment in cash or cash equivalents or otherwise in a manner satisfactory to the holders of such Senior Indebtedness, before the Holders of the Securities are entitled to receive any payment or distribution of any kind or character, whether in cash, properties or securities (including any Junior Subordinated Payment) by the Company on account of the principal of (or premium, if any) or interest (including any Additional Interest) on the Securities or on account of the purchase or other acquisition of Securities by the Company or any Subsidiary; provided, however, that nothing in this Section shall prevent the satisfaction of any sinking fund payment in accordance with this Indenture or as otherwise specified as contemplated by Section 301 for the Securities of any series by delivering and crediting as contemplated by Section 301 for the Securities of any series Securities which have been acquired (upon redemption or otherwise) prior to such declaration of acceleration.

In the event that, notwithstanding the foregoing, the Company shall make any payment to the Trustee or the Holder of any Security prohibited by the foregoing provisions of this Section, and if written notice of such fact from the Company or any holder of Senior Indebtedness of the Company (or any trustee, agent or representative therefor) shall, at least three Business Days prior to the time of such payment, have been received by a Responsible Officer of the Trustee or, as the case may be, such Holder, then and in such event such payment shall be paid over and delivered forthwith to the Company.

The provisions of this Section shall not apply to any payment with respect to which Section 1202 would be applicable.

Section 1204.                      No Payment When Senior Indebtedness of the Company in Default.  (a) In the event and during the continuation of any default in the payment of principal of (or premium, if any) or interest on any Senior Indebtedness of the Company, or in the event that any Event of Default with respect to any Senior Indebtedness of the Company shall have occurred and be continuing and shall have resulted in such Senior Indebtedness becoming or being declared due and payable prior to the date on which it would otherwise have become due and payable, unless and until such Event of Default shall have been cured or waived or shall have ceased to exist and such acceleration shall have been rescinded or annulled, or (b) in the event any judicial proceeding shall be pending with respect to any such default in payment or such Event of Default, then no payment or distribution of any kind or character, whether in cash, properties or securities (including any Junior Subordinated Payment) shall be made by the Company on account of principal of (or premium, if any) or interest (including any Additional Interest), if any, on the Securities or on account of the purchase or other acquisition of Securities by the Company or any Subsidiary; provided, however, that nothing in this Section shall prevent the satisfaction of any sinking fund payment in accordance with this Indenture or as otherwise specified as contemplated by Section 301 for the Securities of any series by delivering and crediting pursuant to Section 1202 or as otherwise specified as contemplated by Section 301 for the Securities of any series Securities which have been acquired (upon redemption or otherwise) prior to such default in payment or Event of Default.

In the event that, notwithstanding the foregoing, the Company shall make any payment to the Trustee or the Holder of any Security prohibited by the foregoing provisions of this Section, and if written notice thereof from the Company or any holder of Senior Indebtedness of the Company (or any trustee, agent or representative therefor) shall, at least three Business Days prior to the time of such payment, have been received by the Trustee or, as the case may be, such Holder, then and in such event such payment shall be paid over and delivered forthwith to the Company.

The provisions of this Section shall not apply to any payment with respect to which Section 1202 would be applicable.

Section 1205.                      Payment Permitted If No Default.  Nothing contained in this Article or elsewhere in this Indenture or in any of the Securities shall prevent (a) the Company, at any time except during the pendency of any Proceeding referred to in Section 1202 or under the conditions described in Sections 1203 and 1204, from making payments at any time of principal of (and premium, if any) or interest on the Securities, or (b) the application by the Trustee of any money or Government Obligations deposited with it hereunder to the payment of or on account of the principal of (and premium, if any) or interest (including any Additional Interest) on the Securities or the retention of such payment by the Holders, if, at least three Business Days prior to the time of such application by the Trustee, a Responsible Officer of the Trustee did not receive written notice from the Company or any holder of Senior Indebtedness of the Company (or any trustee, agent or representative therefor) that such payment would have been prohibited by the provisions of this Article.  Notwithstanding anything herein to the contrary, money or Government Obligations held in trust pursuant to Section 402 or 1405 shall not be subject to the claims of the holders of Senior Indebtedness of the Company under this Article Twelve.

Section 1206.                      Subrogation to Rights of Holders of Senior Indebtedness of the Company.  Subject to the payment in full of all Senior Indebtedness of the Company, or the provision for such payment in cash or cash equivalents or otherwise in a manner satisfactory to the holders of such Senior Indebtedness, the Holders of the Securities shall be subrogated to the extent of the payments or distributions made to the holders of such Senior Indebtedness pursuant to the provisions of this Article (equally and ratably with the holders of all indebtedness of the Company which by its express terms is subordinated to Senior Indebtedness of the Company to substantially the same extent as the Securities are subordinated to such Senior Indebtedness and is entitled to like rights of subrogation by reason of any payments or distributions made to holders of such Senior Indebtedness) to the rights of the holders of such Senior Indebtedness to receive payments and distributions of cash, property and securities applicable to the Senior Indebtedness of the Company until the principal of (and premium, if any) and interest on the Securities shall be paid in full.  For purposes of such subrogation or assignment, no payments or distributions to the holders of the Senior Indebtedness of the Company of any cash, property or securities to which the Holders of the Securities or the Trustee would be entitled except for the provisions of this Article, and no payments over pursuant to the provisions of this Article to the holders of such Senior Indebtedness by Holders of the Securities or the Trustee, shall, as among the Company, its creditors other than holders of Senior Indebtedness of the Company, and the Holders of the Securities, be deemed to be a payment or distribution by the Company to or on account of such Senior Indebtedness.

Section 1207.                      Provisions Solely to Define Relative Rights.  The provisions of this Article are and are intended solely for the purpose of defining the relative rights of the Holders of the Securities on the one hand and the holders of Senior Indebtedness of the Company on the other hand.  Nothing contained in this Article or elsewhere in this Indenture or in the Securities is intended to or shall (a) impair, as between the Company and the Holders of the Securities, the obligations of the Company, which are absolute and unconditional, to pay to the Holders of the Securities the principal of (and premium, if any) and interest (including any Additional Interest) on the Securities as and when the same shall become due and payable in accordance with their terms; or (b) affect the relative rights against the Company of the Holders of the Securities and creditors of the Company other than their rights in relation to the holders of Senior Indebtedness of the Company; or (c) prevent the Trustee or the Holder of any Security from exercising all remedies otherwise permitted by applicable law upon default under this Indenture including, without limitation, filing and voting claims in any Proceeding, subject to the rights, if any, under this Article of the holders of Senior Indebtedness of the Company to receive cash, property and securities otherwise payable or deliverable to the Trustee or such Holder.

Section 1208.                      Trustee to Effectuate Subordination.  Each Holder of a Security by his or her acceptance thereof authorizes and directs the Trustee on his or her behalf to take such action as may be necessary or appropriate to acknowledge or effectuate the subordination provided in this Article and appoints the Trustee his or her attorney-in-fact for any and all such purposes.

Section 1209.                      No Waiver of Subordination Provisions.  No right of any present or future holder of any Senior Indebtedness of the Company to enforce subordination as herein provided shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of the Company or by any act or failure to act, in good faith, by any such holder, or by any noncompliance by the Company with the terms, provisions and covenants of this Indenture, regardless of any knowledge thereof that any such holder may have or be otherwise charged with.

Section 1210.                      Notice to Trustee.  The Company shall give prompt written notice to the Trustee of any fact known to the Company which would prohibit the making of any payment to or by the Trustee in respect of the Securities.  Notwithstanding the provisions of this Article or any other provision of this Indenture, the Trustee shall not be charged with knowledge of the existence of any facts which would prohibit the making of any payment to or by the Trustee in respect of the Securities, unless and until a Responsible Officer of the Trustee shall have received written notice thereof from the Company or a holder of Senior Indebtedness of the Company or from any trustee, agent or representative therefor (whether or not the facts contained in such notice are true); provided, however, that if the Trustee shall not have received the notice provided for in this Section at least three Business Days prior to the date upon which by the terms hereof any monies may become payable for any purpose (including, without limitation, the payment of the principal of (and premium, if any) or interest (including any Additional Interest) on any Security), then, anything herein contained to the contrary notwithstanding, the Trustee shall have full power and authority to receive such monies and to apply the same to the purpose for which they were received and shall not be affected by any notice to the contrary which may be received by it within three Business Days prior to such date.

Section 1211.                      Reliance on Judicial Order or Certificate of Liquidating Agent or Other Notices.  Upon any payment or distribution of assets of the Company referred to in this Article, the Trustee, subject to the provisions of Article Six, and the Holders of the Securities shall be entitled to rely upon any order or decree entered by any court of competent jurisdiction in which such Proceeding is pending, or a certificate of the trustee in bankruptcy, receiver, liquidating trustee, custodian, assignee for the benefit of creditors, agent or other Person making such payment or distribution, delivered to the Trustee or to the Holders of Securities, for the purpose of ascertaining the Persons entitled to participate in such payment or distribution, the holders of the Senior Indebtedness and other indebtedness of the Company, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article.

The Trustee shall be entitled to rely on the delivery to it of a written notice by a Person representing himself to be a holder of Senior Indebtedness of the Company (or an agent or representative of such holder or a trustee under any indenture under which any instruments evidencing any such Senior Indebtedness of the Company may have been issued) to establish that such notice has been given by a holder of such Senior

Indebtedness or such agent or representative or trustee on behalf of such holder.  In the event that the Trustee determines in good faith that further evidence is required with respect to the right of any Person as a holder of Senior Indebtedness of the Company to participate in any payment or distribution pursuant to this Article Twelve, the Trustee may request such Person to furnish evidence to the reasonable satisfaction of the Trustee as to the amount of Senior Indebtedness of the Company held by such Person, the extent to which such Person is entitled to participate in such payment or distribution and any other facts pertinent to the right of such Person under this Article Twelve, and, if such evidence is not furnished, the Trustee may defer any payment to such Person pending judicial determination as to the right of such Person to receive such payment or distribution.

Section 1212.                      Trustee Not Fiduciary for Holders of Senior Indebtedness of the Company.  The Trustee, in its capacity as trustee under this Indenture, shall not be deemed to owe any fiduciary duty to the holders of Senior Indebtedness of the Company and shall not be liable to any such holders if it shall in good faith mistakenly pay over or distribute to Holders of Securities or to the Company or to any other Person cash, property or securities to which any holders of Senior Indebtedness of the Company shall be entitled by virtue of this Article or otherwise.

Section 1213.                      Rights of Trustee as Holder of Senior Indebtedness of the Company; Preservation of Trustee’s Rights.  The Trustee in its individual capacity shall be entitled to all the rights set forth in this Article with respect to any Senior Indebtedness of the Company which may at any time be held by it, to the same extent as any other holder of Senior Indebtedness of the Company, and nothing in this Indenture shall deprive the Trustee of any of its rights as such holder.

Nothing in this Article shall apply to claims of, or payments to, the Trustee under or pursuant to Section 607 or the second to last paragraphs of Sections 401 and 1405.

Section 1214.                      Article Applicable to Paying Agents.  In case at any time any Paying Agent other than the Trustee shall have been appointed by the Company and be then acting hereunder, the term “Trustee” as used in this Article shall in such case (unless the context otherwise requires) be construed as extending to and including such Paying Agent within its meaning as fully for all intents and purposes as if such Paying Agent were named in this Article in addition to or in place of the Trustee.

Section 1215.                      Certain Conversions or Exchanges Deemed Payment.  For the purposes of this Article only, (a) the issuance and delivery of junior securities upon conversion or exchange of Securities shall not be deemed to constitute a payment or distribution on account of the principal of (or premium, if any) or interest (including any Additional Interest) on Securities or on account of the purchase or other acquisition of Securities, and (b) the payment, issuance or delivery of cash, property or securities (other than junior securities) upon conversion or exchange of a Security shall be deemed to constitute payment on account of the principal of such Security.  For the purposes of this Section, the term “junior securities” means (i) shares of any stock of any class of the Company and (ii) securities of the Company which are subordinated in right of payment to all Senior Indebtedness of the Company which may be outstanding at the time of issuance or delivery of such securities to substantially the same extent as, or to a greater extent than, the Securities are so subordinated as provided in this Article.

ARTICLE THIRTEEN

SUBORDINATION OF SUBSIDIARY GUARANTEE

Section 1301.                      Subsidiary Guarantee Subordinate to Senior Indebtedness of the Subsidiary Guarantor.  The Subsidiary Guarantor covenants and agrees, and each Holder of a Security, by its acceptance thereof, likewise covenants and agrees, that, to the extent and in the manner hereinafter set forth in this Article, all payments pursuant to each and any Subsidiary Guarantee made by or on behalf of the Subsidiary Guarantor are hereby expressly made subordinate and junior in right of payment to the prior payment in full of all amounts then due and payable in respect of all Senior Indebtedness of the Subsidiary Guarantor.  Each Holder, by its acceptance hereof, waives all notice of acceptance of the subordination provisions contained herein by each holder of Senior Indebtedness of the Subsidiary Guarantor, whether now outstanding or hereafter incurred and waives reliance by each such holder upon said provisions.

Section 1302.                      Payment Over of Proceeds Upon Dissolution, Etc.  Upon any payment or distribution of assets to creditors upon any liquidation, dissolution, winding up, reorganization, assignment for the benefit of creditors, marshaling of assets or any bankruptcy, insolvency, debt restructuring or similar proceedings in connection with the Subsidiary Guarantor’s insolvency or bankruptcy (each such event, if any, herein sometimes referred to as a “Proceeding”), the holders of Senior Indebtedness of the Subsidiary Guarantor shall be entitled to receive payment in full of principal of (and premium, if any) and interest, if any, on such Senior Indebtedness, or provision shall be made for such payment in cash or cash equivalents or otherwise in a manner satisfactory to the holders of such Senior Indebtedness, before the Holders of the Securities are entitled to receive or retain any payment or distribution of any kind or character, whether in cash, property or securities (including any payment or distribution which may be payable or deliverable by reason of the payment of any other Indebtedness of the Subsidiary Guarantor subordinated to the payment of any Subsidiary Guarantee, such payment or distribution being hereinafter referred to as a “Junior Subordinated Payment”), on account of any payment pursuant to any Subsidiary Guarantee or on account of the purchase or other acquisition of Securities by the Subsidiary Guarantor or any Subsidiary and to that end the holders of Senior Indebtedness of the Subsidiary Guarantor shall be entitled to receive, for application to the payment thereof, any payment or distribution of any kind or character, whether in cash, property or securities, including any Junior Subordinated Payment, which may be payable or deliverable in respect of the Subsidiary Guarantee in any such Proceeding.

In the event that, notwithstanding the foregoing provisions of this Section, the Trustee or the Holder of any Security shall have received any payment or distribution of assets of the Subsidiary Guarantor of any kind or character, whether in cash, property or securities, including any Junior Subordinated Payment, before all Senior Indebtedness of the Subsidiary Guarantor is paid in full or payment thereof is provided for in cash or cash equivalents or otherwise in a manner satisfactory to the holders of such Senior Indebtedness, and if written notice thereof from the Subsidiary Guarantor or any holder of Senior Indebtedness of the Subsidiary Guarantor (or any trustee, agent or representative therefor) shall, at least three Business Days prior to the time of such payment or distribution, have been received by a Responsible Officer of the Trustee or, as the case may be, such Holder, then and in such event such payment or distribution shall be paid over or delivered forthwith to the trustee in bankruptcy, receiver, liquidating trustee, custodian, assignee, agent or other Person making payment or distribution of assets of the Subsidiary Guarantor for application to the payment of all Senior Indebtedness of the Subsidiary Guarantor remaining unpaid, to the extent necessary to pay all such Senior Indebtedness in full, after giving effect to any concurrent payment or distribution to or for the holders of Senior Indebtedness of the Subsidiary Guarantor.

For purposes of this Article only, the words “any payment or distribution of any kind or character, whether in cash, property or securities” shall not be deemed to include shares of stock of the Subsidiary Guarantor as reorganized or readjusted, or securities of the Subsidiary Guarantor or any other corporation provided for by a plan of reorganization or readjustment which securities are subordinated in right of payment to all then outstanding Senior Indebtedness of the Subsidiary Guarantor to substantially the same extent as any Subsidiary Guarantee is so subordinated as provided in this Article.  The consolidation of the Subsidiary Guarantor with, or the merger of the Subsidiary Guarantor into, another Person or the liquidation or dissolution of the Subsidiary Guarantor following the sale of all of its properties and assets or of its properties and assets substantially as an entirety to another Person or the liquidation or dissolution of the Subsidiary Guarantor following the sale of all of its properties and assets or of its properties and assets substantially as an entirety to another Person shall not be deemed a Proceeding for the purposes of this Section if the Person formed by such consolidation or into which the Subsidiary Guarantor is merged or the Person which acquires by sale all such properties and assets or such properties and assets substantially as an entirety, as the case may be, shall, as a part of such consolidation, merger, or sale comply with any conditions set forth in any applicable supplemental indenture.

Section 1303.                      Prior Payment to Senior Indebtedness of the Subsidiary Guarantor Upon Acceleration of Securities.  In the event that any Securities are declared due and payable before their Stated Maturity, then and in such event the holders of the Senior

Indebtedness of the Subsidiary Guarantor outstanding at the time such Securities so become due and payable shall be entitled to receive payment in full of all amounts due on or in respect of such Senior Indebtedness (including any amounts due upon acceleration), or provision shall be made for such payment in cash or cash equivalents or otherwise in a manner satisfactory to the holders of such Senior Indebtedness, before the Holders of the Securities are entitled to receive any payment or distribution of any kind or character, whether in cash, properties or securities (including any Junior Subordinated Payment) by the Subsidiary Guarantor on account of any payment pursuant to any Subsidiary Guarantee or on account of the purchase or other acquisition of Securities by the Subsidiary Guarantor or any Subsidiary; provided, however, that nothing in this Section shall prevent the satisfaction of any sinking fund payment in accordance with this Indenture or as otherwise specified as contemplated by Section 301 for the Securities of any series by delivering and crediting as contemplated by Section 301 for the Securities of any series Securities which have been acquired (upon redemption or otherwise) prior to such declaration of acceleration.

In the event that, notwithstanding the foregoing, the Subsidiary Guarantor shall make any payment to the Trustee or the Holder of any Security prohibited by the foregoing provisions of this Section, and if written notice of such fact from the Subsidiary Guarantor or any holder of Senior Indebtedness of the Subsidiary Guarantor (or any trustee, agent or representative therefor) shall, at least three Business Days prior to the time of such payment, have been received by a Responsible Officer of the Trustee or, as the case may be, such Holder, then and in such event such payment shall be paid over and delivered forthwith to the Subsidiary Guarantor.

The provisions of this Section shall not apply to any payment with respect to which Section 1302 would be applicable.

Section 1304.                      No Payment When Senior Indebtedness of Subsidiary Guarantor in Default.  (a) In the event and during the continuation of any default in the payment of principal of (or premium, if any) or interest on any Senior Indebtedness of the Subsidiary Guarantor, or in the event that any Event of Default with respect to any Senior Indebtedness of the Subsidiary Guarantor shall have occurred and be continuing and shall have resulted in such Senior Indebtedness becoming or being declared due and payable prior to the date on which it would otherwise have become due and payable, unless and until such Event of Default shall have been cured or waived or shall have ceased to exist and such acceleration shall have been rescinded or annulled, or (b) in the event any judicial proceeding shall be pending with respect to any such default in payment or such Event of Default, then no payment or distribution of any kind or character, whether in cash, properties or securities (including any Junior Subordinated Payment) shall be made by the Subsidiary Guarantor on account of any payment pursuant to any Subsidiary Guarantee or on account of the purchase or other acquisition of Securities by the Subsidiary Guarantor or any Subsidiary; provided, however, that nothing in this Section shall prevent the satisfaction of any sinking fund payment in accordance with this Indenture or as otherwise specified as contemplated by Section 301 for the Securities of any series by delivering and crediting pursuant to Section 1302 or as otherwise specified as contemplated by Section 301 for the Securities of any series Securities which have been acquired (upon redemption or otherwise) prior to such default in payment or Event of Default.

In the event that, notwithstanding the foregoing, the Subsidiary Guarantor shall make any payment to the Trustee or the Holder of any Security prohibited by the foregoing provisions of this Section, and if written notice thereof from the Subsidiary Guarantor or any holder of Senior Indebtedness of the Subsidiary Guarantor (or any trustee, agent or representative therefor) shall, at least three Business Days prior to the time of such payment, have been received by the Trustee or, as the case may be, such Holder, then and in such event such payment shall be paid over and delivered forthwith to the Subsidiary Guarantor.

The provisions of this Section shall not apply to any payment with respect to which Section 1302 would be applicable.

Section 1305.                      Payment Permitted If No Default.  Nothing contained in this Article or elsewhere in this Indenture or in any of the Securities or any Subsidiary Guarantee shall prevent (a) the Subsidiary Guarantor, at any time except during the pendency of any Proceeding referred to in Section 1302 or under the conditions described in Sections 1303 and 1304, from making payments at any time pursuant to any Subsidiary Guarantee, or (b) the application by the Trustee of any money or Government Obligations deposited with it hereunder to the payment of or on account of any payment pursuant to any Subsidiary Guarantee or the retention of such payment by the Holders, if, at least three Business Days prior to the time of such application by the Trustee, a Responsible Officer of the Trustee did not receive written notice from the Subsidiary Guarantor or any holder of Senior Indebtedness of the Subsidiary Guarantor (or any trustee, agent or representative therefor) that such payment would have been prohibited by the provisions of this Article.  Notwithstanding anything herein to the contrary, money or Government Obligations held in trust pursuant to Section 402 or 1405 shall not be subject to the claims of the holders of Senior Indebtedness of the Subsidiary Guarantor under this Article Thirteen.

Section 1306.                      Subrogation to Rights of Holders of Senior Indebtedness of the Subsidiary Guarantor.  Subject to the payment in full of all Senior Indebtedness of the Subsidiary Guarantor, or the provision for such payment in cash or cash equivalents or otherwise in a manner satisfactory to the holders of such Senior Indebtedness, the Holders of the Securities shall be subrogated to the extent of the payments or distributions made to the holders of such Senior Indebtedness pursuant to the provisions of this Article (equally and ratably with the holders of all indebtedness of the Subsidiary Guarantor which by its express terms is subordinated to Senior Indebtedness of the

Subsidiary Guarantor to substantially the same extent as the Subsidiary Guarantee is subordinated to such Senior Indebtedness and is entitled to like rights of subrogation by reason of any payments or distributions made to holders of such Senior Indebtedness) to the rights of the holders of such Senior Indebtedness to receive payments and distributions of cash, property and securities applicable to such Senior Indebtedness until all payments due pursuant to the Subsidiary Guarantee shall be paid in full.  For purposes of such subrogation or assignment, no payments or distributions to the holders of the Senior Indebtedness of the Subsidiary Guarantor of any cash, property or securities to which the Holders of the Securities or the Trustee would be entitled except for the provisions of this Article, and no payments over pursuant to the provisions of this Article to the holders of Senior Indebtedness of the Subsidiary Guarantor by Holders of the Securities or the Trustee, shall, as among the Subsidiary Guarantor, its creditors other than holders of its Senior Indebtedness, and the Holders of the Securities, be deemed to be a payment or distribution by the Subsidiary Guarantor to or on account of its Senior Indebtedness.

Section 1307.       Provisions Solely to Define Relative Rights.  The provisions of this Article are and are intended solely for the purpose of defining the relative rights of the Holders of the Securities on the one hand and the holders of Senior Indebtedness of the Subsidiary Guarantor on the other hand.  Nothing contained in this Article or elsewhere in this Indenture or in the Securities or in any Subsidiary Guarantee is intended to or shall (a) impair, as between the Subsidiary Guarantor and the Holders of the Securities, the obligations of the Subsidiary Guarantor, which are absolute and unconditional, to pay to the Holders of the Securities any payment pursuant to any Subsidiary Guarantee as and when the same shall become due and payable in accordance with its terms; or (b) affect the relative rights against the Subsidiary Guarantor of the Holders of the Securities and creditors of the Subsidiary Guarantor other than their rights in relation to the holders of Senior Indebtedness of the Subsidiary Guarantor; or (c) prevent the Trustee or the Holder of any Security from exercising all remedies otherwise permitted by applicable law upon default under this Indenture or any Subsidiary Guarantee including, without limitation, filing and voting claims in any Proceeding, subject to the rights, if any, under this Article of the holders of Senior Indebtedness of the Subsidiary Guarantor to receive cash, property and securities otherwise payable or deliverable to the Trustee or such Holder.

Section 1308.       Trustee to Effectuate Subordination.  Each Holder of a Security by his or her acceptance thereof authorizes and directs the Trustee on his or her behalf to take such action as may be necessary or appropriate to acknowledge or effectuate the subordination provided in this Article and appoints the Trustee his or her attorney-in-fact for any and all such purposes.

Section 1309.       No Waiver of Subordination Provisions.  No right of any present or future holder of any Senior Indebtedness of the Subsidiary Guarantor to enforce subordination as herein provided shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of the Subsidiary Guarantor or by any act or failure to act, in good faith, by any such holder, or by any noncompliance by the Subsidiary Guarantor with the terms, provisions and covenants of this Indenture or any Subsidiary Guarantee, regardless of any knowledge thereof that any such holder may have or be otherwise charged with.

Section 1310.       Notice to Trustee.  The Subsidiary Guarantor shall give prompt written notice to the Trustee of any fact known to the Subsidiary Guarantor which would prohibit the making of any payment to or by the Trustee in respect of any Subsidiary Guarantee.  Notwithstanding the provisions of this Article or any other provision of this Indenture or any Subsidiary Guarantee, the Trustee shall not be charged with knowledge of the existence of any facts which would prohibit the making of any payment to or by the Trustee in respect of any Subsidiary Guarantee, unless and until a Responsible Officer of the Trustee shall have received written notice thereof from the Subsidiary Guarantor or a holder of Senior Indebtedness of the Subsidiary Guarantor or from any trustee, agent or representative therefor (whether or not the facts contained in such notice are true); provided, however, that if the Trustee shall not have received the notice provided for in this Section at least three Business Days prior to the date upon which by the terms hereof any monies may become payable for any purpose (including, without limitation, the payment of the principal of (and premium, if any) or interest (including any Additional Interest) on any Security), then, anything herein contained to the contrary notwithstanding, the Trustee shall have full power and authority to receive such monies and to apply the same to the purpose for which they were received and shall not be affected by any notice to the contrary which may be received by it within three Business Days prior to such date.

Section 1311.       Reliance on Judicial Order or Certificate of Liquidating Agent or Other Notices.  Upon any payment or distribution of assets of the Subsidiary Guarantor referred to in this Article, the Trustee, subject to the provisions of Article Six, and the Holders of the Securities shall be entitled to rely upon any order or decree entered by any court of competent jurisdiction in which such Proceeding is pending, or a certificate of the trustee in bankruptcy, receiver, liquidating trustee, custodian, assignee for the benefit of creditors, agent or other Person making such payment or distribution, delivered to the Trustee or to the Holders of Securities, for the purpose of ascertaining the Persons entitled to participate in such payment or distribution, the holders of the Senior Indebtedness of the Subsidiary Guarantor and other indebtedness of the Subsidiary Guarantor, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article.

The Trustee shall be entitled to rely on the delivery to it of a written notice by a Person representing himself to be a holder of Senior Indebtedness of the Subsidiary Guarantor (or an agent or representative of such holder or a trustee under any indenture under which any instruments evidencing any such Senior Indebtedness may have been issued) to establish that such notice has been given by a holder of such Senior Indebtedness or such agent or representative or trustee on behalf of such holder.  In the event that the Trustee determines in good faith that further evidence is required with respect to the right of any Person as a holder of Senior Indebtedness of the Subsidiary Guarantor to participate in any payment or distribution pursuant to this Article Thirteen, the Trustee may request such Person to furnish evidence to the reasonable satisfaction of the Trustee as to the amount of Senior Indebtedness of the Subsidiary Guarantor held by such Person, the extent to which such Person is entitled to participate in such payment or distribution and any other facts pertinent to the right of such Person under this Article Thirteen, and, if such evidence is not furnished, the Trustee may defer any payment to such Person pending judicial determination as to the right of such Person to receive such payment or distribution.

Section 1312.       Trustee Not Fiduciary for Holders of Senior Indebtedness of the Subsidiary Guarantor.  The Trustee, in its capacity as trustee under this Indenture, shall not be deemed to owe any fiduciary duty to the holders of Senior Indebtedness of the Subsidiary Guarantor and shall not be liable to any such holders if it shall in good faith mistakenly pay over or distribute to Holders of Securities or to the Subsidiary Guarantor or to any other Person cash, property or securities to which any holders of Senior Indebtedness of the Subsidiary Guarantor shall be entitled by virtue of this Article or otherwise.

Section 1313.       Rights of Trustee as Holder of Senior Indebtedness of the Subsidiary Guarantor; Preservation of Trustee’s Rights.  The Trustee in its individual capacity shall be entitled to all the rights set forth in this Article with respect to any Senior Indebtedness of the Subsidiary Guarantor which may at any time be held by it, to the same extent as any other holder of such Senior Indebtedness, and nothing in this Indenture shall deprive the Trustee of any of its rights as such holder.

Nothing in this Article shall apply to claims of, or payments to, the Trustee under or pursuant to Section 607 or the second to last paragraphs of Sections 401 and 1405.

Section 1314.       Article Applicable to Paying Agents.  In case at any time any Paying Agent other than the Trustee shall have been appointed by the Company and be then acting hereunder, the term “Trustee” as used in this Article shall in such case (unless the context otherwise requires) be construed as extending to and including such Paying Agent within its meaning as fully for all intents and purposes as if such Paying Agent were named in this Article in addition to or in place of the Trustee.

Section 1315.       Certain Conversions or Exchanges Deemed Payment.  For the purposes of this Article only, (a) the issuance and delivery of junior securities upon conversion or exchange of Securities shall not be deemed to constitute a payment or distribution on account of the principal of (or premium, if any) or interest (including any Additional Interest) on Securities or on account of the purchase or other acquisition of

Securities, and (b) the payment, issuance or delivery of cash, property or securities (other than junior securities) upon conversion or exchange of a Security shall be deemed to constitute payment on account of the principal of such Security.  For the purposes of this Section, the term “junior securities” means (i) shares of any stock of any class of the Company and (ii) securities of the Company which are subordinated in right of payment to all Senior Indebtedness which may be outstanding at the time of issuance or delivery of such securities to substantially the same extent as, or to a greater extent than, the Securities are so subordinated as provided in this Article.

ARTICLE FOURTEEN

DEFEASANCE AND COVENANT DEFEASANCE

Section 1401.       Company’s Option to Effect Defeasance or Covenant Defeasance.  The Company may elect, at its option at any time, to have Section 1402 or Section 1403 applied to any Securities upon compliance with the conditions set forth below in this Article.  Any such election shall be evidenced by a Board Resolution.

Section 1402.       Defeasance and Discharge.  Upon the Company’s exercise of its option (if any) to have this Section applied to any Securities, the Company shall be deemed to have been discharged from its obligations with respect to such Securities as provided in this Section on and after the date the conditions set forth in Section 1404 are satisfied (hereinafter called “Defeasance”).  For this purpose, such Defeasance means that the Company shall be deemed to have paid and discharged the entire indebtedness represented by such Securities and to have satisfied all its other obligations under such Securities and this Indenture insofar as such Securities are concerned (and the Trustee, at the expense of the Company and upon Company Request, shall execute proper instruments acknowledging the same), subject to the following, which shall survive until otherwise terminated or discharged hereunder:

(1)           the Company’s obligations with respect to such Securities under Sections 304, 305, 306, 1002 and 1003;

(2)           the rights, powers, trusts, duties and immunities of the Trustee hereunder, including but not limited to those enumerated under Section 601, Section 603 and Section 607; and

(3)           this Article.

Subject to compliance with this Article, the Company may exercise its option (if any) to have this Section applied to any Securities notwithstanding the prior exercise of its option (if any) to have Section 1403 applied to such Securities.

Section 1403.       Covenant Defeasance.  Upon the Company’s exercise of its option (if any) to have this Section applied to any Securities, the Company shall be released from its obligations under Section 801 and any covenants provided pursuant to Section 301(10) and Section 901(7) for the benefit of the Holders of such Securities as provided in this Section on and after the date the conditions set forth in Section 1404 are satisfied (hereinafter called “Covenant Defeasance”).  For this purpose, such Covenant Defeasance means that, with respect to such Securities, the Company may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such specified Section, whether directly or indirectly by reason of any reference elsewhere herein to any such Section or by reason of any reference in any such Section to any other provision herein or in any other document, but the remainder of this Indenture and such Securities shall be unaffected thereby.

Notwithstanding any Covenant Defeasance with respect to Section 801, any Person that would otherwise have been required to assume the obligations of the Company pursuant to said Section shall be required, as a condition to any merger, consolidation, conveyance, transfer or lease contemplated thereby, to assume the obligations of the Company to the Trustee under Sections 401, 607 and 1405.

Section 1404.       Conditions to Defeasance or Covenant Defeasance.  The following shall be the conditions to the application of Section 1402 or Section 1403 to any Securities:

(1)           The Company shall irrevocably have deposited or caused to be deposited with the Trustee (or another trustee which satisfies the requirements contemplated by Section 609 and agrees to comply with the provisions of this Article applicable to it) as trust funds in trust for the purpose of making the following payments, specifically pledged as security for, and dedicated solely to, the benefits of the Holders of such Securities, (i) money, or (ii) Government Obligations which through the scheduled payment of principal and interest in respect thereof in accordance with their terms will provide, not later than one day before the due date of any payment, money, or (iii) a combination thereof, in each case in an amount sufficient to pay and discharge, and which shall be applied by the Trustee (or any such other qualifying trustee) to pay and discharge, the principal of and any premium and interest on such Securities due on or before the respective Stated Maturities or the Redemption Date, in accordance with the terms of this Indenture and such Securities; provided that the Trustee shall have the right (but not the obligation) to require the Company to deliver to the Trustee an opinion of a nationally recognized firm of independent public accountants expressed in a written certification, or other evidence satisfactory to the Trustee, as to the sufficiency of deposits made by the Company pursuant to this Section.

(2)           In the event of an election to have Section 1402 apply to any Securities, the Company shall have delivered to the Trustee an Opinion of

Counsel stating that (i) the Company has received from, or there has been published by, the Internal Revenue Service a ruling or (ii) since the date of this instrument, there has been a change in the applicable U.S. Federal income tax law, in the case of either (i) or (ii) to the effect that, and based thereon such opinion shall confirm that, the Holders of such Securities will not recognize gain or loss for U.S. Federal income tax purposes as a result of the deposit, Defeasance and discharge to be effected with respect to such Securities and will be subject to U.S. Federal income tax on the same amount, in the same manner and at the same times as would be the case if such deposit, Defeasance and discharge were not to occur.

(3)           In the event of an election to have Section 1403 apply to any Securities, the Company shall have delivered to the Trustee an Opinion of Counsel to the effect that the Holders of such Securities will not recognize gain or loss for U.S. Federal income tax purposes as a result of the deposit and Covenant Defeasance to be effected with respect to such Securities and will be subject to U.S. Federal income tax on the same amount, in the same manner and at the same times as would be the case if such deposit and Covenant Defeasance were not to occur.

(4)           No event which is, or after notice or lapse of time or both would become, an Event of Default with respect to such Securities or any other Securities shall have occurred and be continuing at the time of such deposit or, with regard to any such event specified in Section 501(1) and Section 501(2), at any time on or prior to the 90th day after the date of such deposit (it being understood that this condition shall not be deemed satisfied until after such 90th day).

(5)           Such Defeasance or Covenant Defeasance shall not result in a breach or violation of, or constitute a default under, any indenture or other agreement or instrument for borrowed money to which the Company is a party or by which it is bound.

(6)           Such Defeasance or Covenant Defeasance shall not result in the trust arising from such deposit constituting an investment company within the meaning of the Investment Company Act unless such trust shall be registered under the Investment Company Act or exempt from registration thereunder.

(7)           If such Securities are to be redeemed prior to their Stated Maturity (other than from mandatory sinking fund payments or analogous payments), notice of such redemption shall have been duly given pursuant to this Indenture or provision therefor satisfactory to the Trustee shall have been made.

(8)           The Company shall have delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that all conditions precedent with respect to such Defeasance or Covenant Defeasance have been complied with.

Section 1405.       Deposited Money and Government Obligations to Be Held in Trust; Miscellaneous Provisions.  Subject to the provisions of the last paragraph of Section 1003, all money and Government Obligations (including the proceeds thereof and the interest thereon) deposited with the Trustee or other qualifying trustee (solely for purposes of this Section and Section 1406, the Trustee and any such other trustee are referred to collectively as the “Trustee”) pursuant to Section 1404 in respect of any Securities shall be held in trust and applied by the Trustee, in accordance with the provisions of such Securities and this Indenture, to the payment, either directly or through any such Paying Agent (including the Company acting as its own Paying Agent) as the Trustee may determine, to the Holders of such Securities, of all sums due and to become due thereon in respect of principal and any premium and interest, but money so held in trust need not be segregated from other funds except to the extent required by law.

The Company shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the Government Obligations deposited pursuant to Section 1404 or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of Outstanding Securities.

Anything in this Article to the contrary notwithstanding, the Trustee shall deliver or pay to the Company from time to time upon Company Request any money or Government Obligations held by it as provided in Section 1404 with respect to any Securities which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee or in the opinion of such other Persons delivered to the Trustee as shall be reasonably satisfactory to the Trustee (which may be the same opinion delivered to the Trustee under Section 1404(1)), are in excess of the amount thereof which would then be required to be deposited to effect the Defeasance or Covenant Defeasance, as the case may be, with respect to such Securities.

Section 1406.       Reinstatement.  If the Trustee or the Paying Agent is unable to apply any money in accordance with this Article with respect to any Securities by reason of any order or judgment of any court or Governmental Authority enjoining, restraining or otherwise prohibiting such application, then the obligations under this Indenture and such Securities from which the Company has been discharged or released pursuant to Section 1402 or 1403 shall be revived and reinstated as though no deposit had occurred pursuant to this Article with respect to such Securities, until such time as the Trustee or Paying Agent is permitted to apply all money held in trust pursuant to Section 1405 with respect to such Securities in accordance with this Article; provided, however, that if the

Company makes any payment of principal of or any premium or interest on any such Security following such reinstatement of its obligations, the Company shall be subrogated to the rights (if any) of the Holders of such Securities to receive such payment from the money so held in trust.

Section 1407.       Qualifying Trustee.  Any trustee appointed pursuant to Section 1404 for the purpose of holding trust funds deposited pursuant to that Section shall be appointed under an agreement in form acceptable to the Trustee and shall provide to the Trustee a certificate of such trustee, upon which certificate the Trustee shall be entitled to conclusively rely, that all conditions precedent provided for herein to the related Defeasance or Covenant Defeasance have been complied with.  In no event shall the Trustee be liable for any acts or omissions of said trustee.

*              *              *

This instrument may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

This instrument may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed as of the day and year first above written.

PRINCIPAL FINANCIAL GROUP, INC.,
as issuer

By:	/s/ Karen E. Shaff
Name: Karen E. Shaff
Title: Executive Vice President, General Counsel and Secretary

PRINCIPAL FINANCIAL SERVICES, INC.,
as guarantor

By:	/s/ Karen E. Shaff
Name: Karen E. Shaff
Title: Executive Vice President, General Counsel and Secretary

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., as Trustee

By:	/s/ Lawrence M. Kusch
Name: Lawrence M. Kusch
Title: Vice President

[Signature Page to Junior Subordinated Indenture]